UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Superior Energy Services, Inc.
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SUPERIOR ENERGY SERVICES

2015 PROXY STATEMENT

SPN

SUPERIOR
ENERGY SERVICES
2015 PROXY STATEMENT
SPN

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Superior Energy Services, Inc.

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Friday, May 22, 2015

9:00 a.m., Central Standard Time

1001 Louisiana Street

Houston, Texas 77002 USA

The annual meeting of stockholders of Superior Energy Services, Inc. will be held at 9:00 a.m., Central Standard Time, on Friday, May 22, 2015, at our headquarters located at 1001 Louisiana Street, Houston, Texas, 77002. At the annual meeting, our stockholders will be asked to vote on the following proposals:

1.	the election of the eight director nominees named in this proxy statement (Proposal 1);

2.	an advisory vote on the compensation of our named executive officers (Proposal 2);

3.	the adoption of the Amended and Restated 2013 Stock Incentive Plan (Proposal 3);

4.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015 (Proposal 4); and

5.	any other business that may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3 and 4. Only holders of record of shares of our common stock as of the close of business on April 8, 2015 are entitled to receive notice of, attend and vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy or voting instruction card and return it promptly in the enclosed envelope, or submit your proxy and/or voting instructions by one of the other methods specified in this proxy statement. If you attend the annual meeting, you may vote your shares of our common stock in person, even if you have sent in your proxy.

By Order of the Board of Directors,

William B. Masters

Executive Vice President, General Counsel and Secretary

Houston, Texas

April 17, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 22, 2015. This proxy statement and the 2014 annual report are available at

https://materials.proxyvote.com/868157

SPN 2015 Proxy Statement

PROXY SUMMARY

This summary highlights selected information contained in this proxy statement. This summary provides only a brief outline of the contents of this proxy statement and does not provide a full and complete discussion of the information you should consider. Before voting on the proposals to be presented at the annual meeting of stockholders, you should review the entire proxy statement carefully. For more complete information regarding our 2014 performance, please review our 2014 Annual Report on Form 10-K.

The 2014 annual report to stockholders, including financial statements, is being mailed to stockholders together with the proxy statement and form of proxy on or about April 17, 2015.

2015 Annual Meeting of Stockholders

Time and Date:	Friday, May 22, 2015, 9:00 a.m. (Central Time)

Place:	1001 Louisiana Street, Houston, Texas 77002

Record Date:	April 8, 2015

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director position and one vote for each of the other proposals to be voted on.

2014 Performance Highlights (pages 31-32)

Overall, 2014 was a very successful year for our Company. We experienced strong operational performance and focused our efforts on maintaining capital, cost discipline, returning cash to stockholders, and servicing our customers. In recognition of our disciplined approach, we received investment grade credit ratings for our outstanding debt from Moody’s Investor Service. Our international expansion has set the stage during 2014 for future growth overseas.

Sustained Operational Growth

Generated $4.6 billion in revenue	$281 million in income from continuing operations	Achieved record free cash flow of $417 million

Leading to Significant Cash Flow and Return of Cash to Stockholders

Operating Cash Flows: $1.03 billion	Share Repurchase of $300 million of common stock	Dividend Payments to Stockholders: $50 million

Executive Compensation Highlights (page 35)

Our Compensation Committee has implemented a compensation program that strives to provide a balanced mix of performance-based compensation designed to motivate our executives to improve both our financial and stock-price performance and maintain alignment of both short-and long-term objectives. Highlights of our executive compensation program include the following:

•	In response to current market conditions, significantly reduced payout opportunities under our annual incentive program for 2015.

•	Did not increase the base salaries of named executive officers for 2015, and granted only modest base salary increases for 2014.

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PROXY SUMMARY

•

Revised the annual incentive bonus program metrics so that 25% of the total payout under the program will now be based on a qualitative assessment of the Company’s achievement of operational objectives.

Corporate Governance Highlights (pages 4-8)

Our leadership structure and corporate policies are designed to strengthen board leadership, foster cohesive decision-making at the board level, solidify director collegiality, improve problem solving and enhance strategy formation and implementation. In establishing corporate policies, our Board examines the Company’s organizational needs, managing its growth, competitive challenges, the potential of senior leadership, future development and possible emergency situations to help provide strategic plans.

•	Our CEO and Chairman offices are separate to maximize the efficiency of management by allowing the CEO and Chairman to more fully focus on their respective responsibilities.

•	We have a non-management Lead Director to promote close and effective communication between the CEO and Chairman.

•	All of our directors are elected annually.

•	We hold annual say-on-pay votes to allow our stockholders to share their views of our executive compensation programs.

•	We maintain robust stock ownership guidelines for all directors.

•	We require annual performance evaluations of our Board and standing committees.

Agenda and Voting Recommendations

Item	Description	Board Vote Recommendation	Page
1	Election of eight director nominees named in this proxy statement	FOR each nominee	1
2	Advisory vote on the compensation of our named executive officers	FOR	14
3	Adoption of the Amended and Restated 2013 Stock Incentive Plan	FOR	15
4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015	FOR	26

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PROXY SUMMARY

Director Nominee Highlights (pages 1-3)

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
Harold J. Bouillion	71	2006	Managing Director Bouillion & Associates, LLC.	✓	• Compensation (Chair) • Audit
David D. Dunlap	53	2010	CEO & President Superior Energy Services, Inc.
James F. Funk	65	2005	President J.M. Funk & Associates	✓ Lead Director	• Compensation • Nominating and Corporate Governance
Terence E. Hall	69	1995	Founder and Chairman of the Board Superior Energy Services, Inc.
Peter D. Kinnear	68	2011	Retired Chairman, CEO and President FMC Technologies, Inc.	✓	• Audit • Nominating and Corporate Governance (Chair)
Michael M. McShane	60	2012	Advisor Advent International	✓	• Compensation • Audit
W. Matt Ralls	65	2012	Executive Chairman Rowan Companies, plc	✓	• Compensation • Nominating and Corporate Governance
Justin L. Sullivan	75	1995	Private Investor and Business Consultant	✓	• Audit (Chair) • Nominating and Corporate Governance

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ELECTION OF DIRECTORS (PROPOSAL 1)

All of our directors are elected annually. On March 26, 2015, the Nominating and Corporate Governance Committee (the Corporate Governance Committee) recommended, and our Board of Directors (the Board) nominated, each of our then-current directors to serve another one-year term of office, except for Mr. Enoch Dawkins, who has elected to retire from the Board effective as of the annual meeting. The Company and the Board wish to express their deep appreciation for the leadership, guidance and insight Mr. Dawkins has provided to the Board during his 12 years of loyal and dedicated service as a director, for many years as the Lead Director and earlier as a member of the Audit, Compensation and Corporate Governance Committees. Mr. Dawkins has served as a member of our Board with honor and distinction, and his leadership and experience will be missed by all of our Board members and management team.

Proxies cannot be used to vote a share more than one time for each of the eight nominees. Unless you specify otherwise in your proxy card, your shares will be voted by the proxy holder FOR the election of each of the eight director nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. If any director nominee should decline or be unable to serve for any reason, and you have returned a proxy card, the proxy holder will vote your shares for a substitute candidate nominated by our Board. Each of the director nominees has advised us that he will serve on our Board if elected.

Information about Director Nominees

The biographies below provide certain information as of the record date, April 8, 2015, for each director nominee. The information includes the person’s tenure as a director, business experience, director positions with other public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and our Board to determine that the person should be nominated to serve as a director of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Harold J. Bouillion, 71

Director since 2006

Mr. Bouillion is currently the Managing Director of Bouillion & Associates, LLC, which provides tax and financial planning services, a position he has held since 2002. From 1966 until 2002, Mr. Bouillion was with KPMG LLP (KPMG) where he served as Managing Partner of the New Orleans office from 1991 through 2002. Mr. Bouillion is a certified public accountant.

Mr. Bouillion’s tax and financial planning services experience and his 36-year career in tax with an international accounting firm, where he served in various leadership positions, make him a valuable member of our Board and the Audit Committee and distinctively qualified to chair the Compensation Committee. His prior management experiences, as well as service with other private and non-profit organizations, adds valuable perspectives to the challenges faced at the board level.

David D. Dunlap, 53

Director since 2010

Mr. Dunlap has served as CEO since 2010 and President since 2011. Prior to joining the Company, from 2007 to 2010 Mr. Dunlap served as Executive Vice President — Chief Operating Officer of BJ Services Company (BJ Services), a well services provider. He joined BJ Services in 1984 as a

District Engineer. Prior to being promoted to Executive Vice President — Chief Operating Officer, Mr. Dunlap held the position of Vice President — International Division from 1995 to 2007. Prior to 1995, he served as Vice President — Sales for the Coastal Division of North America and U.S. Sales and Marketing Manager for BJ Services. Mr. Dunlap currently serves as a director of Linn Energy, LLC and as director and trustee on the boards of numerous non-profit organizations.

Mr. Dunlap has worked and held leadership positions in the oil and gas industry for more than 30 years. Under his direction, BJ Services significantly expanded internationally and successfully transformed into a

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ELECTION OF DIRECTORS (PROPOSAL 1)

global leader in multiple well service product lines, demonstrating his exceptional leadership abilities in developing and executing a global business strategy. His extensive knowledge, experience and expertise and his insight on global expansion in the oil and gas industry make him a valuable member of our Board and uniquely position him to assist our Board in the successful implementation of our business strategy.

James M. Funk, 65

Director since 2005

Dr. Funk is currently the President of J.M. Funk & Associates, an oil and gas business consulting firm, and has more than 35 years of experience in the energy industry. Dr. Funk served as Senior Vice President of Equitable Resources (now EQT Corporation) and President of Equitable Production

Co. from June 2000 to 2003. Previously, Dr. Funk worked for 23 years with Shell Oil Company and its affiliates. Dr. Funk previously served on the boards of Westport Resources(2000 to 2004), Matador Resources Company (2003 to 2008) and Sonde Resources Corp. (2009 to 2014). Dr. Funk currently serves as a director of Range Resources Corporation. Dr. Funk is a Certified Petroleum Geologist.

Dr. Funk’s extensive experience in the energy industry in similar areas as our operations, along with his strong technical experience, gives him a unique understanding of our business and the challenges and strategic opportunities facing us. His senior executive leadership in the energy industry qualifies him to serve as our Lead Director and provides each of the Compensation and Corporate Governance Committees with substantial personnel management experience. In addition, his current and past service on the board of directors of a number of public companies adds valuable perspective in connection with the role of the board and positions him well to handle challenges faced at the board level.

Terence E. Hall, 69

Director since 1995

Mr. Hall has served as the Chairman of the Board since 1995. Mr. Hall is the founder of the Company and served as CEO of the Company and its predecessors from 1980 until 2010. Mr. Hall also currently serves as a director of the Hancock Holding Company (Hancock).

As founder of the Company, Mr. Hall led the Company through tremendous growth through all industry cycles. His detailed knowledge of every aspect of our business and perspective regarding strategic and operational opportunities and challenges facing the Company and the oil and gas industry enable him to guide our business strategy and focus our Board on the most significant business issues.

Peter D. Kinnear, 68

Director since 2011

Mr. Kinnear has held numerous management, operations, and marketing roles with FMC Technologies, Inc. (FMC) and FMC Corporation since 1971. Mr. Kinnear served as Chief Executive Officer from 2007 to 2011 of FMC, Chairman of the board from 2008 to 2011, as President from

2006 to 2010 and as Chief Operating Officer from 2006 to 2007. Mr. Kinnear also serves as a director of Stone Energy Corporation. In addition to serving as trustee or director of various non-public entities, he previously served on the board of directors of Tronox Incorporated (from November 2005 to December 2010) and FMC (from October 2008 through October 2011).

Mr. Kinnear’s experience in numerous roles of management, operations and marketing in the global energy industry brings extensive knowledge and leadership skills to our Board. His management and board experience gives him a thorough understanding of industry regulations and public policy applicable to the industry, experience and understanding of the different cultural, political and regulatory requirements from international operations and extensive oil service industry experience. This experience makes Mr. Kinnear highly qualified to serve on the Audit Committee and the Corporate Governance Committee.

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ELECTION OF DIRECTORS (PROPOSAL 1)

Michael M. McShane, 60

Director since 2012

Mr. McShane serves as an Advisor to Advent International, a global private equity fund. Mr. McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc. from 2002 until the completion of its merger with National Oilwell Varco, Inc. in 2008, having also served as the chairman of its board from 2003 to 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President — Finance and Chief Financial Officer and a director of BJ Services from 1990 to 2002, and Vice President — Finance from 1987 to 1990 when BJ Services was a division of Baker Hughes Incorporated. Mr. McShane also serves as a director of Spectra Energy Corp, Oasis Petroleum Inc. and Forum Energy Technologies, Inc.

Mr. McShane’s knowledge of the global oil and gas industry generally, provides insight to our Board. His experience and knowledge in the energy industry from a career spanning more than 30 years, including serving in a variety of executive management and financial leadership positions, provide our Board excellent perspective and experience. Mr. McShane’s experience and finance and accounting background make him highly qualified to serve on the Audit Committee and the Compensation Committee.

W. Matt Ralls, 65

Director since 2012

Mr. Ralls serves as Executive Chairman of Rowan Companies, plc (Rowan). Previously, he served as the Chief Executive Officer of Rowan from 2009 until 2014, and President from 2009 to 2013.

Mr. Ralls served as Senior Vice Pres-

ident and Chief Financial Officer from 2001 to 2005 and as Executive Vice President and Chief Operating Officer of GlobalSantaFe Corporation from 2005 until the completion of the merger of GlobalSantaFe with Transocean, Inc. in 2007. In addition to serving as a director of Rowan, Mr. Ralls serves as a director of Cabot Oil and Gas Corporation. Mr. Ralls previously served as a director of El Paso Pipeline Partners L.P., Enterprise Partners G.P., the International Association of Drilling Contracts and the American Petroleum Institute.

Mr. Ralls’ extensive financial and senior executive management experience at companies focusing on the various phases of the drilling and production industry, provides insight to our Board. Our Board also benefits from his extensive leadership and financial knowledge in the global oil and gas drilling and production industry, making him highly qualified to serve on the Compensation Committee and the Corporate Governance Committee.

Justin L. Sullivan, 75

Director since 1995

Mr. Sullivan has been a private investor and has served as a business consultant since 1993. Prior to 1993, he held senior operating and financial management positions with various companies in the forest products industry, including Plywood Panels, Inc. and its predecessors where he served as President from 1992 until 1993 and Vice President, Treasurer and Director from 1967 until 1992. Mr. Sullivan was an accounting faculty member of the University of New Orleans and Tulane University for over ten years. Mr. Sullivan is a certified public accountant.

As our longest serving non-management director, Mr. Sullivan provides important institutional knowledge to our Board. Mr. Sullivan’s educational background, experience in financial management and extensive involvement in accounting matters provide him with the necessary skills to chair the Audit Committee and evaluate financial results and generally oversee the financial reporting process of the Company. Mr. Sullivan’s significant business and accounting experience provides insight into strategies and solutions to address an increasingly complex business environment to our Board and the Corporate Governance Committee.

Vote Required

The election of directors will be decided by plurality vote in compliance with our majority voting policy, which means that the eight director nominees receiving the highest number of affirmative votes cast will be elected to our Board provided no director nominee receives a greater number of “withhold” than “for” votes in an uncontested election. In the event a director nominee receives a greater number of “withhold” than “for” votes, the director will provide his or her resignation for consideration. See “Corporate Governance — Election of Directors.”

Our Board unanimously recommends that stockholders vote FOR

each of the eight director nominees named in this proxy statement.

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CORPORATE GOVERNANCE

Our Board is responsible for our management and direction and for establishing broad corporate policies. Our Board regularly discusses the Company’s organizational needs, managing its growth, competitive challenges, the potential of senior leadership, future development and possible emergency situations to help provide strategic plans. Our Board also actively focuses on succession planning and management development activities, seeking input from members of our Board and senior management to find candidates for potential successors to the CEO and other senior executives.

Election of Directors

Our Corporate Governance Principles provide that in a director election where the only director nominees are those nominated by our Board (an uncontested election), if a director nominee receives a greater number of votes withheld from his election than for his election (a “majority withheld vote”) the nominee is required to tender his or her resignation, after certification of the stockholder vote, for consideration by the Corporate Governance Committee. The Corporate Governance Committee will consider the resignation and recommend to our Board whether to accept it or take other action, including rejecting the tendered resignation and addressing the apparent underlying cause of the majority withheld vote.

In making its recommendation, the Corporate Governance Committee will consider all factors deemed relevant by its members, including without limitation (i) the underlying cause of the majority withheld vote (if it can be determined), (ii) the length of service and qualifications of the director whose resignation has been tendered, (iii) the director’s contributions to the Company, (iv) the current mix of skills and attributes of directors on our Board, (v) whether, by accepting the resignation, the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and (vi) whether or not accepting the resignation is in the best interests of the Company and its stockholders.

Our Board will act on the Corporate Governance Committee’s recommendation at its first regularly scheduled meeting following certification of the stockholder vote, or within 120 days after the certification if a regular board meeting is not scheduled within that time. Our Board will consider the same criteria as the Corporate Governance Committee, as well as any additional information and factors it believes are relevant. Our Board’s decision and process will then be disclosed in a periodic or current report filed with the Securities and Exchange Commission (SEC).

Director Independence; Board’s Leadership Structure

Our Board determined that the following directors are “independent” within the meaning of the New York Stock Exchange (NYSE) listing standards: Harold J. Bouillion, James M. Funk, Peter D. Kinnear, Michael M. McShane, W. Matt Ralls and Justin L. Sullivan. Our Board has also affirmatively determined that each member of our standing committees (the Audit Committee, Compensation Committee and Corporate Governance Committee) has no material relationship with the Company and satisfies the independence criteria (including the enhanced criteria applicable to audit and compensation committees) set forth in the NYSE listing standards and SEC rules.

Our Board takes a flexible approach to the issue of whether the offices of Chairman and CEO should be separate or combined, considering the tenure and experience of the CEO along with the broader economic and operating environment of the Company, allowing for regular evaluation as to which structure will best serve the Company. We previously separated the role of Chairman and CEO and maintain such separation at this time.

Our Board determined that the separation of the Chairman and CEO roles would maximize management’s efficiency by allowing our CEO to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing guidance to and oversight of management.

As described above, six of our eight current directors who are nominees are independent, and our Board believes that the independent directors provide effective oversight of management. Moreover, our non-management directors meet regularly in executive session and provide feedback to the Board during the course of Board meetings.

Our Board annually elects a non-management Lead Director who has been recommended by the Corporate Governance Committee. The Lead Director communicates any issues discussed by the non-management directors back to the CEO and Chairman,

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confers with the CEO and Chairman at intervals between Board meetings, and assists in planning for Board and Board committee meetings. In addition, he acts as a liaison between our Board and the CEO and Chairman to ensure close communication and coordination between them and to promote a harmonious and effective relationship. Mr. Funk currently serves as our Lead Director.

Our Board believes that the foregoing leadership structure and polices strengthen board leadership, foster cohesive decision-making at the board level, solidify director collegiality, improve problem solving and enhance strategy formulation and implementation.

Meetings of our Board; Meeting Attendance

There were four Board meetings in 2014. Each of our directors attended at least 75% of the meetings of our Board and any of its committees of which he was a member. Our Board has adopted a policy that recommends that all directors personally attend each annual meeting of stockholders. At the 2014 annual meeting of stockholders held on May 14, 2014, all but one of our directors were in attendance.

Board Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and liaise regularly with the Chairman and Lead Director. The current members and primary functions of each board committee are described below.

Director	Audit*	Compensation	Nominating and Corporate Governance
J.L. Sullivan, Chairman	CHAIR		✓
H.J. Bouillion	✓	CHAIR
P.D. Kinnear	✓		CHAIR
M.M. McShane	✓	✓
J.M. Funk		✓	✓
W.M. Ralls		✓	✓
*	Each member of the Audit Committee is an “audit committee financial expert” as defined by the SEC

Audit Committee	Number of Meetings in 2014: 6

•	Retain, terminate, oversee, and evaluate the independent registered public accounting firm

•	Review and discuss annual and quarterly financial statements, earnings releases, earnings guidance

•	Review critical accounting policies, accounting treatments and determine if there are any recommendations to improve controls or procedures

•	Discuss risk assessment, legal matters or any matters pertaining to the integrity of management

•	Please also see “Audit Committee Report” included in this proxy statement

Compensation Committee	Number of Meetings in 2014: 4

•	Establish, evaluate, approve and review the compensation philosophy of the Company, its CEO and executives

•	Review and approve corporate goals and objectives for executive compensation

•	Review incentive compensation and other stock-based plans

•	Administer and approve awards under incentive compensation programs and supplemental benefits programs

•	Please also see “Executive Compensation—Compensation Discussion & Analysis” included in this proxy statement

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Nominating and Corporate Governance Committee	Number of Meetings in 2014: 4

•	Lead search for director nominees and recommend director nominees to our Board

•	Review committee structure and recommend committee appointments

•	Develop and recommend to our Board an annual self-evaluation process

•	Review director compensation

•	Develop, recommend to our Board and implement our Corporate Governance Principles

Each of our Board’s standing committees has adopted a written charter that has been approved by our Board. Copies of these charters, as well as copies of our Corporate Governance Principles and Our Shared Core Values at Work (Code of Conduct), are available on the investor relations page of our website at www.superiorenergy.com and are available in print upon request to our Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002.

Compensation Committee

Since May 2007, the Compensation Committee has engaged Pearl Meyer & Partners (PM&P), an independent compensation consultant, to advise the Compensation Committee on matters relating to executive compensation and assist it in maintaining and administering our executive compensation programs. The Compensation Committee annually requests PM&P to conduct an executive compensation review to evaluate the compensation of our senior executives relative to an industry peer group selected by the Compensation Committee with input from the compensation consultant and management and published market survey data. See “Executive Compensation — Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of Compensation Consultants” herein for more information.

Our stock incentive plan permits the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934 (Exchange Act). The Compensation Committee has delegated authority to our CEO to make or alter awards under our long-term incentive plan to such participants, subject to the following conditions:

•	the CEO may grant awards relating to no more than 100,000 shares of our common stock in any fiscal year, and awards relating to no more than 20,000 shares to any one participant;
•	the CEO may grant no more than 30,000 PSUs in any fiscal year, and no more than 5,000 PSUs to any one participant;

•	the CEO may cancel, modify, or waive rights under awards related to no more than 20,000 shares and 5,000 PSUs held by a participant

•	the CEO must approve the grant in writing during an open window period, with the grant date being the date of the written approval or a future date; and

•	the CEO must report the grants or alterations to the Compensation Committee at its next meeting.

Director Nominee Qualifications

The Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate skills and characteristics required of directors in accordance with our Corporate Governance Principles and evaluating whether the current members of our Board as a group possess those skills and characteristics. Our Corporate Governance Principles provide that our Board will nominate director candidates who represent a mix of backgrounds and experiences that enhance the quality of our Board’s deliberations and decisions. Our Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board. As a result, our Board will seek diversity of background, experience, gender, race and skills among its members.

When seeking candidates for director, other than potential candidates who are current directors standing for re-election, the Corporate Governance Committee will identify potential director nominees through business and other contacts. The Corporate Governance Committee will also consider candidates for director recommended by stockholders in accordance with the procedures described in our Bylaws and may also choose to retain a professional search firm to identify potential director nominees. We did not pay any fee to any third party to identify or

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evaluate, or assist in identifying or evaluating, potential director nominees for election at the annual meeting.

When the Corporate Governance Committee selects candidates, it is looking for director nominees:

•	with a mix of backgrounds and experiences;

•	having substantial experience with one or more publicly-traded domestic or multinational companies;

•	having achieved high distinction or success in their respective fields;

•

displaying the personal attributes necessary to be an effective director, including having unquestioned integrity, sound judgment, independence in fact and mindset, and the ability to operate collaboratively; and

•	commitment to the Company and its stockholders.

Our Board is particularly interested in maintaining a mix that includes, but is not necessarily limited to, active or retired chief executive officers and senior executives, particularly those with significant management experience in operations, international business, finance, accounting or significant targeted expansion areas for the Company. The committee evaluates a potential director nominee by considering whether the potential candidate meets the expectations described above, as well as considering the following factors:

•

whether the potential director nominee has experience and expertise that is relevant to our business and/or industry, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential director nominee has knowledge regarding issues affecting us;

•

whether the potential director nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company or of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•

whether there are factors that could affect the ability or willingness of the potential director nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.

There are no differences in the manner in which the Corporate Governance Committee evaluates a candidate for nomination as a director suggested by stockholders using the process set forth in our Bylaws. See “2015 Stockholder Nominations and Proposals” for information on a stockholder proposing a candidate for consideration for nomination as a director, in accordance with our Bylaws and Corporate Governance Principles. For the annual meeting, we did not receive notice of director nominations from any stockholder.

When reviewing an incumbent director for potential re-election, the Corporate Governance Committee considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to our Board. As provided in our Corporate Governance Principles, a director is expected to retire at the annual meeting following his or her 75th birthday, unless asked by our Board to continue to serve. Consistent with this principle and in recognition of his dedicated service to the Company, the Board asked Mr. Sullivan to remain on the Board following his 75th birthday for an additional one-year term.

Role of our Board in Risk Oversight

Our Board is responsible for the oversight of risk, while assessing and managing risk is the responsibility of management. It is management’s responsibility to anticipate, identify and communicate risks to our Board and its committees so that our Board can better understand the risks the Company faces, the steps management takes to manage these risks and the level of risk that is appropriate for the Company at any given time. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with our Board at each regularly scheduled meeting.

While our Board has primary responsibility for risk oversight, each of its standing committees support our Board by addressing various risks in their respective areas of oversight. For instance, the Audit Committee maintains responsibility related to our financial reporting, audit process, and internal control over financial reporting and disclosure controls and procedures. The Compensation Committee endeavors to develop a program of incentives that encourages an appropriate level of risk-taking behavior consistent with our long-term business strategy and also reviews the leadership development of our employees. The Corporate Governance Committee conducts assessments of nominees to our Board and is charged with developing and recommending to our Board any policies, corporate governance principles and the structure, leadership and membership of our Board

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committees, including those policies and principles related to, affecting or concerning risk oversight of our Board and its committees.

Director Stock Ownership Guidelines

Within three years of joining the Board, each non-management director is expected to own shares of our common stock equal in value to five times the annual retainer paid to him or her, and such ownership may include the restricted stock units granted under our non-management director compensation program. All of our non-management directors exceed the required ownership level. See “Ownership of Securities — Management and Director Stock Ownership.”

Communications with our Board

Stockholders and other interested parties may communicate directly with one or more members of our Board, or the non-management directors as a group, by sending a letter by mail c/o Secretary, Superior Energy

Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. The Secretary will forward the communication directly to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

During 2014, none of Messrs. Bouillion (Chairman), Funk, McShane or Ralls, who comprised the Compensation Committee, were officers or employees of the Company or any of our subsidiaries or had any relationships requiring disclosure in this proxy statement under “Certain Transactions,” and none of our executive officers served as a member of the compensation committee of another entity or as a director of another entity whose executive officers served on our Board or the Compensation Committee. No member of the Compensation Committee is a former officer of the Company.

8	SPN 2015 Proxy Statement

DIRECTOR COMPENSATION

Effective October 1, 2014, we revised our compensation program for non-management directors to increase the annual retainer and discontinue the payment of meeting fees. During 2014, our non-management directors received:

•	an annual retainer of $67,500 (increased to $100,000 effective October 1, 2014);

•	an additional annual fee of $20,000 for the chairman of the Audit Committee;

•	an additional annual fee of $15,000 for the chairman of the Compensation Committee;

•	an additional annual fee of $10,000 for the chairman of the Corporate Governance Committee;

•	an additional annual fee of $25,000 for the Lead Director; and

•	a $2,000 fee for each Board and committee meeting attended (discontinued effective October 1, 2014).

To closely align the non-management directors’ compensation with the financial interests of our stockholders, a significant portion of their compensation is paid in the form of an equity award valued at approximately $200,000. The equity award is granted in restricted stock units (RSUs) on the day following each annual meeting of our stockholders, with the number of RSUs granted determined by dividing $200,000 by the closing price of our common stock on the day of the annual meeting, and rounding up to the next whole share. In addition, if the director’s initial election or appointment does not occur at an annual meeting, they will receive a pro rata number of RSUs based on the number of full calendar months between the date of election or appointment and the first anniversary of the previous annual meeting.

The RSUs vest and pay out in shares of our common stock on the date of the next year’s annual meeting, subject to each director’s ability to elect to defer receipt of the shares of our common stock under our Directors Deferred Compensation Plan.

Under our Directors Deferred Compensation Plan, non-management directors may elect to defer compensation received from the Company for service on our Board. Deferred cash compensation will earn a rate of return based on hypothetical investments in certain mutual funds from which the director may select, or may be converted to deferred stock units. Both the deferred stock units and any deferred restricted stock units will be paid out in shares of our common stock and will be credited with dividend equivalents for any dividends paid on our common stock. Director participants may elect the timing of the distributions of their deferred compensation, which may be made in a lump sum payment or installments, provided that all payments are made no later than 10 years following the director’s termination of service on our Board.

Senior Advisor Agreement with Mr. Hall.  Mr. Hall and the Company are parties to a senior advisor agreement, which expires May 31, 2015 and provides for an annual advisory fee of $400,000 and the provision of health benefits through the term of the agreement.

SPN 2015 Proxy Statement	9

DIRECTOR COMPENSATION

The table below summarizes the compensation of our non-management directors for 2014. Mr. Dunlap does not receive any special compensation for his service as a director. His compensation as an executive is reflected in the “2014 Summary Compensation Table” under “Executive Compensation.” All non-management directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

2014 Director Compensation

Name	Fees Earned Or Paid in Cash(1)	Stock Awards(2)(3)	All Other Compensation(4)	Total
Mr. Bouillion	$112,125	$200,026	$ 13,206	$325,357
Mr. Dawkins	$ 85,456	$200,026	$ 15,475	$300,957
Mr. Funk	$114,794	$200,026	$ 15,628	$330,448
Mr. Hall	$ 81,625	$200,026	$558,329	$839,980
Mr. Howard(5)	$ 19,375	$ 0	$ 3,946	$ 23,321
Mr. Kinnear	$101,625	$200,026	$ 4,905	$306,555
Mr. McShane	$ 97,125	$200,026	$ 4,536	$301,686
Mr. Ralls	$ 93,625	$200,026	$ 4,536	$298,186
Mr. Sullivan	$114,125	$200,026	$ 16,671	$330,822

(1)	Amounts shown reflect fees earned by the directors for their service on our Board during 2014.

(2)

Amounts reflect the aggregate grant date fair value of the RSU awards. RSUs are valued at the closing sale price per share of our common stock on the day prior to the date of grant. On May 15, 2014, each non-employee director received an award of 6,187 RSUs, with a grant date fair value of $32.33 per unit.

(3)	As of December 31, 2014, the non-management directors had the following RSUs and option awards outstanding:

Director	Restricted Stock Units	Options
Mr. Bouillion	43,720	—
Mr. Dawkins	50,810	—
Mr. Funk	55,023	—
Mr. Hall	20,950	1,066,988
Mr. Kinnear	17,777	—
Mr. McShane	16,624	—
Mr. Ralls	16,624	—
Mr. Sullivan	58,284	—

(4)

The amounts reflected in “All Other Compensation” include accrued dividend equivalents on outstanding RSUs that were granted prior to the Company’s payment of dividends (as the payment of dividends was not part of the grant date valuation of these awards). For Mr. Hall, this amount also includes the following amounts provided for under his senior advisor agreement: (i) $400,000 received as advisory fees and (ii) $152,409 representing the Company’s reimbursement of fuel costs and services of a pilot.

(5)	Mr. Howard was a member of our Board until his death in March 2014.

10	SPN 2015 Proxy Statement

OWNERSHIP OF SECURITIES

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned by holders as of the record date, April 8, 2015, known by us to beneficially own more than 5% of the outstanding shares of our common stock. The information in the table is based on our review of filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	12,433,896(2)	8.3%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	9,710,059(3)	6.5%

(1)	Based on 150,363,393 shares of our common stock outstanding as of April 8, 2015.

(2)

In Amendment No. 5 to Schedule 13G filed on January 23, 2015, BlackRock, Inc. reported that it has (i) the sole power to dispose or direct the disposition of all the shares of our common stock reported, and (ii) the sole power to vote or direct the vote of 11,663,302 shares of our common stock.

(3)

In Amendment No. 1 to Schedule 13G filed on February 11, 2015, the Vanguard Group reported that it has (i) the sole power to dispose or direct the disposition of 9,570,060 shares of our common stock, (ii) the shared power to dispose or direct the disposition of 139,999 shares of our common stock, and (iii) the sole power to vote or direct the vote of 155,029 shares of our common stock.

SPN 2015 Proxy Statement	11

OWNERSHIP OF SECURITIES

Management and Director Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of the record date, April 8, 2015, by (i) our current non-management directors, (ii) our “named executive officers,” as defined below in “Executive Compensation — Compensation Discussion and Analysis,” and (iii) all of our current directors and executive officers as a group. The information in the table is based on our review of filings with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(3)
Non-management Directors:(2)
Harold J. Bouillion	60,720		*
Enoch L. Dawkins	50,810		*
James M. Funk	60,023		*
Terence E. Hall	1,155,050		*
Peter D. Kinnear	35,251		*
Michael M. McShane	64,266		*
W. Matt Ralls	67,906		*
Justin L. Sullivan	98,284		*
Named Executive Officers:
David D. Dunlap	912,709		*
Robert S. Taylor	460,715		*
Brian K. Moore	509,904		*
A. Patrick Bernard	332,701		*
William B. Masters	257,174		*
All directors and executive officers as a group (16 persons)	4,665,943	(4)	3.1%

*	Less than 1%.

(1)

Includes the number of shares subject to options that will be exercisable within 60 days, as follows: Mr.Hall (878,488); Mr. Dunlap (487,104); Mr. Taylor (273,721); Mr. Moore (209,261); Mr. Bernard (209,629); Mr. Masters (148,360); and all directors and executive officers as a group (2,557,443).

(2)

Includes the number of shares the non-management director will receive upon vesting of RSUs or the payout of deferred stock units, as noted, within 60 days of April 8, 2015, as follows: Mr. Bouillon (43,720); Mr. Dawkins (50,810); Mr. Funk (47,549, plus 5,979 deferred RSUs); Mr. Hall (20,950); Mr. Kinnear (17,777); Mr. McShane (16,624); Mr. Ralls (16,624, plus 1,092 deferred stock units); and Mr. Sullivan (50,810, plus 7,474 deferred RSUs). Each RSU granted to directors prior to 2013 vested immediately upon grant, but the shares of Company common stock payable upon vesting will not be delivered to the director until he ceases to serve on our Board. Beginning with the 2013 grants, the RSUs vest and pay out in shares of our common stock the year following the grant, subject to each director’s ability to elect to defer receipt of the shares of our common stock.

(3)	Based on 150,363,393 shares of our common stock outstanding as of April 8, 2015.

(4)	One executive officer has pledged 7,778 of his shares of our common stock to secure a personal line of credit. This pledge was in place prior to the adoption of our anti-pledging policy in 2013.

12	SPN 2015 Proxy Statement

OWNERSHIP OF SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely upon our review of the Forms 3, 4 and 5 filed during 2014, and written representations from our directors and executive officers, we believe that all required reports were timely filed during 2014, except for the following. In April 2014, Mr. Dunlap filed an amendment to a Form 4 filed in January 2013 to correct the number of stock options and restricted shares reported as granted by the Company. In addition, Mr. Ralls made the following corrective filings: an amendment to his Form 3 filed in June 2014 to correct the number of shares of Company stock held as of the date he became a director; an amendment to his original Form 4 filed in May 2014 to correct the number of shares of Company stock acquired as a result of the conversion of previously held shares of Complete Production Services, Inc. in connection with our merger with Complete, and a late Form 5 filed in June 2014 to report certain small acquisitions during 2013.

SPN 2015 Proxy Statement	13

ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION (PROPOSAL 2)

We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices. In considering how to vote on this proposal, we urge you to carefully consider the information in the “Executive Compensation” section of this proxy statement, namely the Compensation Discussion and Analysis (including its Executive Summary) and the compensation tables and accompanying narrative disclosures.

The Compensation Committee of the Board designs, implements and administers our compensation program for our executive officers, including our named executive officers. As noted in the Compensation Discussion and Analysis, we position the majority of our executives’ target direct compensation to be at-risk, with a significant percentage of the target compensation (87.8% for our CEO and an average of 78.8% for our other current named executive officers) based on annual and long-term performance measures. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders.

At last year’s annual meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2014 annual meeting of stockholders. Our stockholders approved the “say-on-pay” proposal by an affirmative vote of 98% of the holders of shares of our common stock present and entitled to vote on the proposal. We are again asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Superior Energy Services, Inc. (the Company) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2015 annual meeting of stockholders pursuant to the rules of the Securities and Exchange Commission.

While this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our Board and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We invite stockholders who wish to communicate with our Board on executive compensation matters or any other matter to contact us as provided under “Corporate Governance — Communications with our Board.”

Vote Required

The approval, by an advisory vote, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal. Our “say-on-pay” vote currently occurs annually. We will hold the next “say-on-pay” vote at our 2016 annual meeting of stockholders.

Our Board unanimously recommends that stockholders vote FOR the proposal to approve,

on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

14	SPN 2015 Proxy Statement

ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

The growth and future success of our Company depends upon the efforts of its officers, directors, employees, consultants and advisors. We believe that the proposed Superior Energy Services, Inc. Amended and Restated 2013 Stock Incentive Plan (the Stock Plan) provides an effective means of delivering equity-based compensation to our key personnel. Upon the recommendation of the Compensation Committee, our Board has adopted the Stock Plan, subject to stockholder approval at the annual meeting. The Stock Plan is summarized below and the full text of the Stock Plan is attached to this proxy statement as Annex A. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Annex A carefully before you decide how to vote on this proposal.

Purpose of the Proposal

We believe that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our Company stimulates individual performance and enhances stockholder value. We also believe that a significant portion of an executive’s compensation should be directly linked to our performance. Consistent with this philosophy, during 2014, 73% of the total target compensation of our CEO, and 63% of the average total target compensation of our other named executive officers was delivered in the form of long-term incentive awards.

We currently grant annual long-term incentive awards to our executives, key employees and directors under our 2013 Stock Incentive Plan. However, there are not enough shares remaining available under the Stock Plan to support our long-term incentive program next year and beyond, thus we are seeking your approval of an amendment and restatement of the plan to incorporate the following changes:

•	increase the aggregate number of shares available for issuance pursuant to awards under the Stock Plan by 6.85 million;

•	extend the term of the Stock Plan through May 22, 2025;

•

provide for performance-based cash awards under the Stock Plan to enable the Compensation Committee to structure our annual incentive program under the “performance-based” exception under Section 162(m) of the Internal Revenue Code;

•	include additional revisions as discussed herein designed to incorporate best practices in plan design.

In its determination to recommend Board adoption of the Stock Plan and in determining the appropriate number of shares to make available under the Stock Plan, the Compensation Committee considered the recommendation of PM&P, its independent compensation consultant, and reviewed burn rate and dilution data. The following table provides data on our use of shares under our incentive plans from the beginning of 2012 through the record date as set forth in our Annual Reports on Form 10-K for the fiscal years ending 2012 through 2014, as applicable (including grants to non-management directors):

Fiscal Year	Participants	Director RSUs Granted	Restricted Stock/ RSUs Granted	Stock Options Granted	PSUs Paid in Stock (including Stock- Settled SPSUs granted in 2014 and 2015)	Total Shares	Annual Burn Rate*
2012	344	86,758	362,904	78,043	43,259	570,964	0.71%
2013	596	67,266	1,388,835	406,185	0	1,862,286	2.08%
2014	594	49,496	1,302,688	567,084	0	1,919,268	2.19%
2015	622	0	2,081,433	612,665	318,165	3,012,263	3.61%
Three-Year Average Burn Rate (2012-2014)							1.45%
Three-Year Average Burn Rate (2013-2015)							2.29%

*

Burn Rate is the annual number of all option equivalents (options and converted full value awards) divided by the weighted average of common shares outstanding. Option equivalents are calculated by converting all full value awards to options by multiplying the full value awards by a multiple based on the company’s 3-year daily stock volatility. The multiplier could range from 1.5-4.0 depending on the stock volatility. The Company’s multiplier is 2.

SPN 2015 Proxy Statement	15

ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

As reflected in the table above, the number of shares required for long-term incentive awards each year varies, and this variation is due to changes in our stock price at the time of grant, the number of participants in the program, and the size of individual grants awarded by our Compensation Committee. In particular, beginning in 2012 we significantly expanded participation in our long-term incentive program to promote stock ownership deeper within the Company. Recognizing these variables, and as noted above, we do not have sufficient shares available for long-term incentive annual grants to our executive officers and other key employees beginning next year (see “Equity Compensation Plan Information as of April 8, 2015” at the end of this proposal for more information). We believe that increasing the shares available under the Stock Plan is necessary to provide us with the continued ability to attract, retain, and motivate key personnel in a manner tied to the best interests of our stockholders. We anticipate that the shares reserved for issuance under the Stock Plan will be sufficient to meet our needs for at least two years.

With stockholder approval of the Stock Plan, the overall simple dilution of our equity-based incentive plans would be 11.2% of our common stock outstanding as of the record date, based on 8.4 million shares available for future grant under the Stock Plan and 2.7 million shares available for future issuance under our employee stock purchase plan, 150.4 million shares of common stock outstanding, shares issuable pursuant to 4.7 million outstanding stock options, 3.1 million outstanding restricted stock units, and 100,874 outstanding stock-settled performance share units (the SPSUs). See “Equity Compensation Plan Information as of April 8, 2015” at the end of this proposal for complete equity compensation plan information as of the record date.

If the Stock Plan is not approved by the stockholders, we will not have sufficient shares to fund our LTI program in 2016. As a result, the Company may be required to increase significantly the cash components of our executive compensation program in order to remain competitive and adequately compensate our employees. Such a drastic decline in our LTI program would misalign our executive and stockholder interests.

16	SPN 2015 Proxy Statement

ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

Best Practice Provisions in the Stock Plan

The Stock Plan has many provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•	the exercise price and base price of stock options and stock appreciation rights, respectively, may not be less than the fair market value of a share of stock on the date of grant;

•	the Stock Plan prohibits the repricing of any stock option or stock appreciation right without stockholder approval;

•	participants holding stock options or stock appreciation rights do not receive dividend equivalents for any period prior to the exercise of the award;

•

the Stock Plan uses an efficient fungible share design, under which each share subject to an appreciation award counts as one share against the plan limit and each share subject to a full value award counts as 1.6 shares against the plan limit;

•

shares of common stock delivered or withheld in payment of the exercise price of a stock option, delivered or withheld to satisfy tax obligations in respect of an incentive, or repurchased with the proceeds of an option exercise may not be re-issued under the Stock Plan;

•

all time-based awards, including stock options and stock appreciation rights, are subject to a minimum three-year vesting requirement with incremental vesting permitted, provided that no such award may be scheduled to vest prior to the first anniversary of the date of grant (except that 5% of the shares available under the Stock Plan may be granted without compliance with these minimum vesting conditions to participants who are not executive officers);

•	the Stock Plan limits the number of shares subject to awards that may be granted to a participant, including directors, each year;

•	payment of dividends or dividend equivalents on performance-based awards is conditioned on achievement of the same performance goals as the underlying award;

•	awards under the Stock Plan are expressly subject to recovery by the Company under certain circumstances;

•	if stock appreciation rights are paid in stock, each right paid is counted as a whole share used;

•	material amendments of the Stock Plan require stockholder approval; and

•	awards under the Stock Plan are administered by the Compensation Committee, an independent committee of our Board.

Other Company policies that help align the interests of our directors and executive officers with those of our stockholders include our policies that prohibit our directors and executive officers from pledging or hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See “Director Compensation” and “Executive Compensation — Compensation Discussion and Analysis.”

Terms of the Stock Plan

Administration of the Stock Plan.

The Compensation Committee of the Board (or a subcommittee) will generally administer the Stock Plan, and has the authority to:

•	grant and set the terms of awards under the Stock Plan;

•	interpret the Stock Plan and establish any rules or regulations relating to the Stock Plan that it determines to be appropriate;
•	make any other determination that it believes necessary or advisable for proper administration of the Stock Plan; and

•

subject to the limitations specified in the Stock Plan, delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act. (see “Corporate Governance – Board Committees – Compensation Committee” for information on our CEO’s delegated authority).

SPN 2015 Proxy Statement	17

ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

Eligibility.

Officers, directors and employees of our Company and our consultants and advisors are eligible to receive awards, or incentives, under the Stock Plan. We currently have eight executive officers and eight non-management directors eligible to receive incentives under the Stock Plan. In addition, approximately 600 other employees currently participate in our long-term incentive program and would be eligible to receive awards under the Stock Plan.

The Compensation Committee may grant incentives under the Stock Plan to eligible participants outside of the United States under such terms and conditions as may, in the judgment of the Compensation Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions, and to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures.

Awards.

Incentives under the Stock Plan may be granted in any one or a combination of the following forms:

•	for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code;

•	non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights (“SARs”);

•	other stock-based awards; and

•	cash-based performance awards.

Shares Issuable Through the Stock Plan.

A total of 14,850,000 shares of our common stock are authorized to be issued under the Stock Plan. Common stock issued under the Stock Plan maybe be authorized and unissued shares of common stock or shares of common stock held as treasury shares. The closing sale price of our common stock on the NYSE as of April 8, 2015 was $23.98 per share.

Limitations and Adjustments to Shares Issuable Through the Stock Plan.

The Stock Plan uses a fungible share design, which means that each share issued subject to a stock option or SAR counts as one share against the plan limit and each share issued subject to any other incentive (the full value awards) counts as 1.6 shares against the plan limit.

A maximum overall limit of 14,850,000 shares may be issued subject to incentive stock options. The maximum number of shares subject to incentives, including stock options or SARs, that may be granted in a single year to a non-management director is 50,000 shares and to all other participants is 1,000,000 shares. In addition, the maximum value of an other stock-based award that is valued in dollars or a cash-based performance award that is scheduled to be paid out to any one participant in any fiscal year shall be $10 million.

Generally, for purposes of determining the maximum number of shares of our common stock available for delivery under the Stock Plan, shares that are not delivered because an award is forfeited, cancelled, or settled in cash will not be deemed to have been delivered under the Stock Plan. The following shares are counted against the Stock Plan limits:

•	with respect to SARs paid in shares, all shares to which the SARs relate rather than the net number of shares delivered upon exercise;

•	shares withheld to satisfy the exercise price of a stock option or the tax withholding obligation associated with any award; and

•	shares purchased on the open market with the proceeds of an option exercise.

Proportionate adjustments will be made to all of the share limitations provided in the Stock Plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of our common stock. Further, the Compensation Committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Minimum Vesting Requirements.

Awards under the Stock Plan must be made subject to the following minimum vesting periods.

•

For service- or time-based awards, a three-year vesting period is required, with incremental vesting of portions of the award permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant).

•	For performance-based awards (other than cash-based performance awards), a one-year vesting period is required.

18	SPN 2015 Proxy Statement

ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

The minimum vesting requirements do not apply to awards with respect to 742,500 shares made to participants who are not executive officers. In addition, the committee may accelerate the exercisability or vesting of an award as it deems appropriate.

Term of the Stock Plan.

No incentives may be granted under the Stock Plan after May 22, 2025.

Amendments to the Stock Plan.

The Board may amend or discontinue the Stock Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Stock Plan;
•	materially increase the number of shares of common stock that may be issued under the Stock Plan;

•	materially expand the classes of persons eligible to participate in the Stock Plan;

•	expand the types of awards available for grant under the Stock Plan;

•	materially extend the term of the Stock Plan;

•	reduce the price at which common stock may be offered through the Stock Plan; or

•	permit the repricing of a stock option or SAR.

No amendment or discontinuance of the Stock Plan may materially impair any previously granted incentive without the consent of the recipient.

Types of Incentives.

Each type of incentive that may be granted under the Stock Plan is described below:

Type of Incentive	Description	General Terms or Limits Under the Stock Plan
Stock Options	A stock option represents the right to purchase a shares of common stock at a specified price in the future.

•   May be non-qualified stock options or incentive stock options.

•   The committee will set the terms of the stock options subject to the following limitations:

•   the exercise price may not be less than the fair market value of a share of common stock on the date of grant (except for an option granted in substitution of an outstanding award in an acquisition transaction);

•   options are subject to the minimum vesting requirements and exceptions described above;

•   the option term cannot exceed 10 years; and

•   stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

•   The exercise price of a stock option may not be decreased after the date or grant and out-of-the-money stock options may not be surrendered in exchange for other awards without stockholder approval.

•   Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

SPN 2015 Proxy Statement	19

ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

Type of Incentive	Description	General Terms or Limits Under the Stock Plan
Restricted Stock

Represent shares of common stock granted subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period, and subject to such other terms and conditions as the committee may determine.

• Restricted stock awards are subject to the minimum vesting requirements and exceptions described above.

• Subject to the restrictions provided in the agreement, holders of restricted stock will have all of the rights of a stockholder as to such shares, including the right to receive dividends unless otherwise provided for in the agreement.

• If the vesting of the restricted stock is based upon the attainment of performance goals, any dividends paid with respect to the shares of restricted stock will be subject to attainment of the same performance goals.

Restricted Stock Units	A restricted stock unit represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of common stock.

• Restricted stock units are subject to the minimum vesting requirements and exceptions described above.

• Subject to the restrictions provided in the agreement and the Stock Plan, a participant receiving restricted stock units will have no stockholder rights until such time as shares of common stock are issued to the participant.

• Restricted stock units may be granted with dividend equivalent rights (provided, however, that if the vesting of the restricted stock units is based upon the attainment of performance goals, any dividend equivalent rights with respect to such restricted stock units will be subject to the attainment of the same performance goals).

Stock Appreciation Rights (SARs)

A stock appreciation right is a right to receive, without payment to us, a number of shares of common stock or an amount of cash in proportion to any increase in the share price of our common stock over a certain period of time.

• The committee will determine the base price used to measure share appreciation, whether the right may be paid in cash and such other terms applicable to the SAR, subject to the following limitations:

• the base price may not be less than the fair market value of a share of common stock on the date of grant (except for SARs granted in substitution of an outstanding award in an acquisition transaction);

• SARs are subject to the minimum vesting requirements and exceptions described above;

• the SAR term cannot exceed 10 years; and

• SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

• The base price of a SAR may not be decreased after the date or grant and out-of-the-money SARs may not be surrendered in exchange for other awards without stockholder approval.

Other Stock-Based Awards

Awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock.

• The committee has discretion to determine the size of such awards, the form of payment and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

• Other stock-based awards are subject to the minimum vesting requirements and exceptions described above.

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ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

Type of Incentive	Description	General Terms or Limits Under the Stock Plan
Cash-Based Performance Awards	Represents the opportunity to earn cash awards based on performance.

• Cash-based performance awards will be subject to the such terms and conditions, including the attainment of specified performance goals, as the committee may determine in accordance with the Stock Plan.

Performance-Based Compensation Under Section 162(m).

Performance-based compensation under Section 162(m) of the Internal Revenue Code does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Stock options and SARs granted in accordance with the terms of the Stock Plan are designed to qualify as performance-based compensation under Section 162(m). Grants of restricted stock, restricted stock units, other stock-based awards or cash-based performance awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions or subsidiaries:

•	earnings per share
•	earnings before interest, taxes, depreciation and amortization (EBITDA)
•	operating income
•	return on assets
•	an economic value added measure
•	stockholder return
•	earnings
•	stock price
•	return on equity
•	return on total capital
•	pre-tax income
•	return on invested capital
•	return on invested capital relative to cost of capital
•	safety performance
•	reduction of expenses
•	free cash flow and increase in cash flow
•	DSO (days sales outstanding) improvement

For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Stock Plan.

Our Compensation Committee has authority to use different targets from time to time with respect to the performance goals provided in the Stock Plan. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our stockholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units, other stock-based awards and cash-based performance awards are required to satisfy the other applicable requirements of Section 162(m).

Clawback.

The Stock Plan also provides that each incentive agreement will contain a provision permitting the Company to recover any incentive granted under the Stock Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the incentive and the award recipient is determined to be responsible, in whole or in part, for the reason for the restatement, or (ii) if the incentive is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or NYSE thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Compensation Committee.

Termination of Employment; Change of Control.

If a participant ceases to be an employee of the Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, or in the event of a change of control of the Company as defined in the Stock Plan or in an incentive agreement, the participant’s outstanding incentives may be exercised, shall vest or shall expire at such time or times as may be determined by the Compensation Committee and described in the incentive agreement.

In addition, under the Stock Plan and unless otherwise provided in the award agreement, upon a change of control performance-based awards will be paid out following a change of control on a pro rata basis based

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ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

on the length of the performance period that has elapsed as of the change of control and assuming achievement of the target goals under the award. Further, upon a change of control, our Compensation Committee will have the authority to take a variety of actions regarding outstanding incentives. Within certain time periods and under certain conditions, our Compensation Committee may:

•	require that all outstanding incentives be exercised by a certain date;

•

require the surrender to the Company of some or all outstanding incentives in exchange for a stock or cash payment for each incentive equal in value to the per share change of control value, calculated as described in the Stock Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding incentives as our Compensation Committee deems necessary to reflect our corporate changes; or

•

provide that an incentive shall become an incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder at the time of consummation of such transaction.

Transferability of Incentives.

The incentives awarded under the Stock Plan may not be transferred except:

•	by will;

•	by the laws of descent and distribution;

•	if permitted by the Compensation Committee and so provided in the incentive agreement, pursuant to a domestic relations order; or

•

in the case of stock options only, if permitted by the Compensation Committee and if so provided in the incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes.

We may withhold from any payments or stock issuances under the Stock Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the Company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act is subject to the Compensation Committee’s right of disapproval.

Purchase of Incentives.

The Compensation Committee may approve the purchase by the Company of an unexercised or unvested incentive from the holder by mutual agreement, provided that the repurchase does not constitute a repricing without stockholder approval.

Awards To Be Granted

If our stockholders approve the Stock Plan at the annual meeting, grants of awards to employees, officers, directors, consultants and advisors will be made in the future by the Compensation Committee as it deems necessary or appropriate.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of incentives that may be awarded under the Stock Plan are summarized below. Participants who are granted incentives under the Stock Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.

A participant who is granted a stock option normally will not realize any income, nor will our Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Stock Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

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ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock.

Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.

A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights.

Generally, a participant who is granted a stock appreciation right under the Stock Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to our Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that

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ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards.

Generally, a participant who is granted an other stock-based award under the Stock Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Cash-Based Performance Awards.

Generally, a participant who is granted a cash-based performance award will recognize ordinary income at the time the cash payment is received. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A.

If any incentive constitutes non-qualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the incentive be structured to comply with Section 409A of the Internal Revenue Code to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change of Control.

If, upon a change of control of the Company, the exercisability, vesting or payout of an incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of incentives that may be granted under the Stock Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

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ADOPTION OF THE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN (PROPOSAL 3)

Equity Compensation Plan Information as of December 31, 2014

The following table presents information as of December 31, 2014, regarding compensation plans under which shares of our common stock may be issued to employees and non-employees as compensation.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,761,258	(1)	$23.90	(2)	7,889,278	(4)
Equity compensation plans not approved by security holders	259,010	(3)	$21.63	(2)	0
Total	6,020,268	(1)			7,889,278	(4)

(1)

The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon the payout of 1,416,477 outstanding restricted stock units and 119,286 SPSUs. These awards are not reflected in column (b) as they do not have an exercise price.

(2)

The weighted-average remaining term of the outstanding stock options as of December 31, 2014 from plans approved by security holders is 5.1 years and from plans not approved by security holders is 4.8 years.

(3)	Represents the number of securities to be issued pursuant to outstanding options that we assumed in a merger.

(4)

As of December 31, 2014, there were 5,234,087 shares of our common stock remaining available for future issuance under our 2013 Stock Incentive Plan, all of which could be issued under the terms of such plan upon the exercise of stock options or stock appreciation rights and in the form of restricted stock, restricted stock units or “other stock-based awards,” which awards are valued in whole or in part on the value of the shares of our common stock. In addition, there were 2,655,191 shares remaining available for issuance under the 2013 Employee Stock Purchase Plan.

Equity Compensation Plan Information as of April 8, 2015

Since December 31, 2014, our outstanding equity awards have changed due to the grants made under our long-term incentive program, vesting of restricted stock and RSU awards, and the exercise of stock options.

In particular, as of April 8, 2015, we had the following available shares and outstanding awards under all of our equity incentive plans:

•	1,581,039 shares of common stock remaining available for future issuance under the 2013 Stock Incentive Plan;

•	2,655,125 shares remaining available for issuance under our 2013 Employee Stock Purchase Plan;

•	4,741,641 stock options outstanding, with a weighted-average exercise price of $23.40 and a weighted-average remaining contractual term of 5.8 years;

•	3,505,769 non-vested shares of restricted stock and RSUs outstanding, with average grant date fair value of $20.80; and

•	100,874 shares of issuable pursuant to unearned stock-settled SPSUs outstanding, with average grant date fair value of $22.38.

Vote Required

Under the NYSE Rules, adoption of the proposed Amended and Restated 2013 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast, and the total votes cast on the proposal must represent a majority of our outstanding common stock entitled to vote on the proposal as of the record date.

The Board unanimously recommends that stockholders vote FOR

the adoption of the proposed Amended and Restated 2013 Stock Incentive Plan.

SPN 2015 Proxy Statement	25

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)

The Audit Committee has selected KPMG as our independent registered public accounting firm (independent auditor) for the fiscal year ending December 31, 2015, which we submit to our stockholders for ratification. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified by our stockholders, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has audited the Company’s financial statements since 1995. The Audit Committee took a number of factors into consideration in determining whether to reappoint KPMG as the Company’s independent auditor, including KPMG’s historical and recent performance of the Company’s audit, KPMG’s capabilities and expertise, its tenure as the Company’s independent auditor and its familiarity with our business and operations, the appropriateness of its professional fees and its independence.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from our stockholders.

Vote Required

The ratification of the appointment of KPMG as our independent auditor for 2015 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal.

The Audit Committee and our Board unanimously recommend that stockholders vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

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RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary and description of fees billed to the Company for professional services rendered by KPMG in 2014 and 2013.

	Fiscal Year Ended December 31,
	2014	2013
Audit Fees(1)	$3,529,100	$3,420,830
Audit-Related Fees	—	—
Tax and Statutory Reporting Fees(2)	539,724	382,295
All Other Fees	—	—

(1)

Audit fees were for the audit of the annual consolidated financial statements and review of the quarterly consolidated financial statements, for the audit of internal control over financial reporting, and for services normally provided by KPMG in connection with statutory audits and review of documents filed with the SEC.

(2)	Reflects fees for professional services rendered for tax compliance, tax advice, tax planning, statutory reporting, and other international, federal and state projects.

Pre-Approval Process

The Audit Committee must pre-approve all audit and permissible non-audit services provided by the independent auditor, and follows established approval procedures to ensure that the independent auditor’s independence will not be impaired. Regarding services requiring specific pre-approval, the Company’s Chief Financial Officer submits requests along with a joint statement from the independent auditor as to whether, in their view, the request for services is consistent with the SEC’s rules on auditor independence.

The Audit Committee delegated pre-approval authority for routine audit, audit-related and tax services specifically listed in the pre-approval policy to its chairman for any individual service estimated to involve a fee of less than $75,000, and the chairman reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services to be performed by the Company’s independent auditor.

All audit and tax fees described above were approved by the Audit Committee before services were rendered.

SPN 2015 Proxy Statement	27

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the independent auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is comprised of four non-employee directors, each of whom the Board has determined meets the independence and financial literacy requirements under the SEC rules and NYSE listing standards, including the heightened NYSE independence requirements for audit committee members, and qualifies as an “audit committee financial expert” as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board that complies with all current regulatory requirements. The charter is reviewed at least annually. A copy of the charter can be found on the Company’s website at http://ir.superiorenergy.com/phoenix.zhtml?c=97570&p=irol-govHighlights.

Management is responsible for preparing and presenting the Company’s financial statements, and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG, our independent auditor, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards, and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting. The members of the Audit Committee rely, without independent verification, on the information provided and representations made to them by management and KPMG.

In performing its oversight function, over the course of the year the Audit Committee, among other matters:

•

reviewed and discussed with management, the Company’s internal auditor and KPMG the Company’s quarterly and annual earnings press releases, consolidated financial statements and Form 10-Q’s filed with the SEC, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

reviewed and discussed with management, the Company’s internal auditor and KPMG the Company’s audited financial statements and related footnotes for the year ended December 31, 2014, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

reviewed and discussed with management, the Company’s internal auditor and KPMG management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and KPMG’s evaluation of the Company’s internal controls over financial reporting;

•

inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•

met in periodic executive sessions with the CEO, the internal auditor, and KPMG, including to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting;

•

discussed with KPMG the matters required to be discussed by the independent auditor with the Audit Committee under the Public Company Accounting Oversight Board (PCAOB) applicable auditing standards, including Auditing Standard No. 16, Communications with Audit Committees; and

•

reviewed the policies and procedures for the engagement of KPMG, including the scope of the audit, audit fees, auditor independence matters and the extent to which KPMG may be retained to perform non-audit services.

The Audit Committee leads in the selection of the lead audit engagement partner, working with KPMG with input from management, and annually reviews and assesses the performance of the KPMG audit team, including the lead audit engagement partner. As part of its auditor engagement process, the Audit Committee also considers

28	SPN 2015 Proxy Statement

AUDIT COMMITTEE REPORT

whether to rotate the independent registered public accounting firm. Following this assessment and evaluation, the Audit Committee concluded that the selection of KPMG as the independent registered public accounting firm for fiscal year 2015 is in the best interest of the Company and its shareholders.

The Audit Committee also reviewed KPMG’s independence, and as part of that review, received and discussed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. Additionally, as further described under “Pre-Approval Process,” the Company maintains an auditor independence policy that requires pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee considers whether KPMG’s provision of these non-audit services to us is consistent with its independence, and concluded that it is.

Based on the reviews and discussions described above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

THE AUDIT COMMITTEE

Justin L. Sullivan (Chairman)

Harold J. Bouillion

Peter D. Kinnear

Michael M. McShane

SPN 2015 Proxy Statement	29

CERTAIN TRANSACTIONS

Our practice has been that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved by our Audit Committee. The Audit Committee reviews and investigates any matters pertaining to the integrity of our executive officers and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies. We are currently not a party to any transactions requiring such disclosure. Further discussion regarding compensation matters is found in sections titled “Director Compensation” and “Executive Compensation”.

30	SPN 2015 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A is designed to provide stockholders with an understanding of our compensation philosophy and objectives, as well as the analysis that we performed in setting executive compensation for 2014. It discusses the Compensation Committee’s (referred to as the Committee in this CD&A) determination of how and why, in addition to what, compensation actions were taken during 2014 for our Chief Executive Officer, our Chief Financial Officer and our three other highest paid executive officers (the named executive officers):

•	David D. Dunlap, our President and Chief Executive Officer;

•	Robert S. Taylor, our Executive Vice President, Chief Financial Officer and Treasurer;

•	Brian K. Moore, our Senior Executive Vice President;

•	A. Patrick Bernard, our Senior Executive Vice President; and

•	William B. Masters, our Executive Vice President and General Counsel.

Executive Summary

We provide a wide variety of services and products to the energy industry related to the exploration, development and production of oil and natural gas. We serve major national and independent oil and natural gas companies throughout the world.

Overall, 2014 was another successful year for us during which we continued to implement our stated growth strategy, which involves reinvesting free cash generated from established US operations to fund geographical expansion in targeted international locations. We have been able to execute this strategy in a disciplined fashion without making large upfront capital investments by allowing established core product lines to use their entrepreneurial skills to build out these markets. As a result, we have been able to grow the Company and, at the same time, preserve cash, reduce debt levels and return cash to our stockholders through stock repurchases and dividends.

In addition, this approach has provided us with a high level of liquidity, which mitigates the financial impact of market downturns, like the one that currently exists, and provides us with the ability to take advantage of strategic opportunities that may arise. This creates additional strategic leverage for the Company when the market recovers. As discussed below, despite our positive financial and operational performance in 2014, we did not experience a similar positive trend to our stockholder return throughout the year. Our stock price, which was on an upward trend for the first half of 2014, began to trend downwards, not unlike others in our peer group, due to the sudden and dramatic drop in oil prices in the fourth quarter of 2014.

2014 Company Financial and Operational Performance

The following are a few 2014 financial and operational highlights:

Strong Balance Sheet and Liquidity

•

Achieved record free cash flow of $417 million in 2014, which was achieved primarily by demonstrating a disciplined capital investment strategy where new investments must be funded by cash from operations. We continue to execute on our plan to optimize working capital.

•	Increased our cash position by nearly $200 million from 2013, which along with our $600 million undrawn revolving line of credit provides the Company with about $1 billion of liquidity.

•	Divested non-core assets in our subsea construction business and received $147 million in proceeds.

•	Raised our credit ratings for our outstanding debt to investment grade with the ratings of Baa3 with Moody’s Investors Service and BBB- with Standard and Poor’s.

•	Focused on operational efficiency and returning cash to stockholders. We repurchased $300 million of our common stock and paid $50 million of dividends to stockholders.

Operations

•	Recorded a net income from continuing operations of $281 million, or $1.79 per diluted

SPN 2015 Proxy Statement	31

EXECUTIVE COMPENSATION

earnings per share from continuing operations, which represents an increase of $236 million from 2013 net income from continuing operations.

o	Grew U.S. Land revenue by 6% over 2013, resulting in $3.0 billion of revenue.

o	Grew International revenue by 5% over 2013, resulting in $707 million of revenue.

o	Sustained revenues from Gulf of Mexico of $827 million.

•

Continued our focus on international expansion with a strategic acquisition in India and sustained growth in Latin America, Asia Pacific and the Middle East. We have been able to grow the international business without making large, upfront capital commitments. The international revenues from these targeted regions grew from approximately $29 million in 2010 to over $248 million in 2014.

2015 Outlook and Competitive Advantage

•

The reduction in commodity prices, which has resulted principally from the higher marketed supply of oil, raises short-term uncertainty regarding the spending activity levels of our customers. In this uncertain environment, our focus is on rationalizing costs, staying responsive to customers and keeping relationships strong.

•

Our strong balance sheet and available liquidity position allow us to avoid distractions associated with the market downturn and take advantage of strategic opportunities that may arise. We continue to maintain focus on reliability, execution and customer service.

Summary of 2014 Incentive Measures, Company Results and 2014 Payouts

Our strong financial and operational performance during 2014 resulted in corresponding maximum payouts under our annual incentive program and a portion of our performance share units (PSUs). Due to our stock price performance, however, there was no payout of the remaining portion of our PSUs, which was based on a relative total stockholder return (TSR) metric. The following components and results of our 2014 incentive programs are discussed in detail later in this CD&A.

Incentive Program Element	Performance Category	Performance Metric	Company Performance v. Target	Resulting Compensation	Overall Payout Value
Annual Incentive Program (AIP)	Financial	Pre-Tax Income (75% of Award)	113% of Target	200% of Target (Maximum Payout)	200% of Target
	Operational	Key Operational Objectives (25% of Award)	Above Target	200% of Target (Maximum Payout)

LTI Program - PSUs	Financial	Return on Invested Capital Rank (50% of Award)	76.6 Percentile	200% of Target (Maximum Payout)	100% of Target
	Stock Price	TSR Percentile Rank (50% of Award)	12.9 Percentile	0% of Target (No Payout)

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EXECUTIVE COMPENSATION

2014 Market Activity and the Impact of Stock Price on Executive Compensation

As noted above, while 2014 was a strong year relative to our financial and operational performance, the second half of 2014 marked the beginning of a very significant downturn in crude oil prices. The most dramatic drop occurred in the last quarter of the year, beginning a period of extreme volatility in oil and gas stock prices. Crude oil prices dropped 35% from the beginning to the end of 2014, with a drop of 33% in the fourth quarter alone. This decrease was largely related to macroeconomic forces such as a weak global economy, tepid demand and oversupply resulting from OPEC’s unwillingness to curb production. This decline focused investor preference away from commodity-based oil and gas stocks towards potentially higher yields, furthering the decline in industry market capitalization. As a reflection of these events, during 2014, the Philadelphia Stock Exchange Oil Service Sector Index (OSX) declined by approximately 22%. As the Company’s stock price is highly correlated and dependent on crude oil prices, the Company was not immune to the industry shift and experienced a similar decline of approximately 19% in its TSR during the year, with a decline of approximately 39% during the fourth quarter of 2014.

The change in oil prices and relative effect on the OSX and our stock price (SPN) during 2014 is displayed in the following chart:

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EXECUTIVE COMPENSATION

As described further in this CD&A, the structure of our executive compensation program for a given year is determined prior to or in the beginning of the calendar year. Specifically, base salary adjustments, if any, are effective January 1st, and the parameters of our annual incentive program are established and grants under our long-term incentive program are made effective in the first quarter of the year.

Over 85% of our CEO’s target direct compensation is incentive-based, with a balance between incentives linked to the financial and operational performance of the Company and incentives that are tied directly to stock performance. The Committee believes it is important to have this balance so that executives are focused on both stockholder return and the financial metrics that promote the long-term stability of the Company. This is particularly important in a cyclical industry like ours.

Because of our strong financial and operational performance in 2014, incentives awarded at the beginning of the year or in prior years contingent on these measures rewarded executives accordingly. The graph below illustrates the extreme impact of the fourth quarter market drop on the comparison of our CEO’s compensation to our TSR over the last five years. As reflected below, the pay-for-performance correlation between stock price and CEO pay was strong until the unexpected and sudden drop in the Company’s stock price due to the decline in commodity prices in the fourth quarter. As a means of comparison, the solid line shows our TSR as of December 31, 2014, whereas the dash line shows our TSR as of the end of the third quarter in 2014.

In response to this market downturn, the Committee revised our executive compensation program for 2015, including significantly reducing the payout opportunities under our annual incentive plan and maintaining the base salaries of our named executive officers at 2014 levels. See discussion below under “Recent Compensation Highlights.”

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Recent Compensation Highlights

The following highlights some of the recent key compensation decisions made by the Committee, which are discussed in more detail later in this CD&A:

➢

Revised Annual Incentive Program for 2014 – due to the changing scope of the Company’s operations, including our significant international expansion efforts, the Committee believed that other metrics that also serve as drivers of our success should be incorporated into the program. Thus, in 2014, 75% of the total payout under the program was based on the Company’s achievement of a pre-tax income target (as in prior years), and 25% of the total payout was based on the Committee’s qualitative assessment of the Company’s achievement of the other key operational objectives relating to finance, operations and expansion efforts. The entire amount remained subject to a 15% reduction based on the Company’s overall safety performance for the year.

➢

One-Time Strategic Award to Named Executive Officers other than CEO – in early 2014, the Committee approved the grant of a special one-time, two-year performance share award (the SPSUs) for our named executive officers other than Mr. Dunlap. The award, which is based on free cash flow and ultimately pays out in shares of our common stock, is intended to serve as an added incentive to our executive team to achieve financial and operational objectives during 2014 and 2015 that the Committee believes are responsive to investor input and will drive our future success.

➢

Elimination of Excise Tax Gross-Ups – with the expiration in December 2014 of the employment agreement with Mr. Moore that we assumed in a merger, we no longer provide excise tax gross-ups in any executive employment agreement or severance program.

➢	Changes Made for 2015 in Response to Depressed Market Conditions:

o

Reduced Payout Opportunities under our Annual Incentive Plan for 2015 – the Committee reduced the potential payout opportunities (as a percentage of salary) by 37.5% for all executives and raised the minimum payout level (as a percentage of target).

o

No Salary Increases for Named Executive Officers for 2015 – following modest base salary increases for 2014, and given the downturn in the oil and gas industry, in December 2014 the Committee elected not to increase the base salaries of our named executive officers in 2015.

Compensation Best Practices

We strive to align executive compensation with stockholder interests, and to incorporate strong governance standards within our compensation program, such as:

➢

50% of Long-Term Incentives are Performance-Based – we grant a combination of stock options, restricted stock units and performance share units (PSUs) under our long-term incentive program, with half of the grant date value awarded in PSUs that pay out based on our relative achievement against our peers under total stockholder return and return on investment metrics.

➢	Annual Incentives Based on Performance – our annual incentive awards are based on Company financial, and beginning in 2014 operational, performance measures as determined by the Committee.

➢

Balanced Mix of Performance-Based Compensation – we provide a balanced mix of performance-based compensation designed to motivate our executives to improve both our financial and stock-price performance and maintain alignment with both short and long-term objectives.

➢	Anti-Hedging and Anti-Pledging Policies – we prohibit our executives and directors from hedging and pledging Company securities.

➢

Broad-based Long-Term Incentive Program – during the last few years we have expanded the use of long-term incentive awards within the Company. In 2014, we granted awards to more than 550 non-executive management employees in an effort to promote stock ownership and alignment of stockholder interests deeper within our organization.

➢	“Double Trigger” Change of Control Payments – our change of control program provides for change of control cash payments only upon a qualifying termination of employment.

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EXECUTIVE COMPENSATION

➢

Clawback Policy – our annual incentive awards and long-term incentive awards are subject to a clawback, which applies to all of our executive officers and provides for the forfeiture of these awards or the return of any related gain in the event of a restatement of our financial statements.

➢

Robust Stock Ownership Guidelines for CEO – we require our executive officers and directors to maintain certain levels of ownership in the Company, thus aligning their interests with our stockholders’ interests, and all of our executives currently exceed their ownership requirements, most by a significant amount. The ownership level for our chief executive officer is six times his base salary.

➢

Hold-Back Requirement on Equity Shares – our stock ownership guidelines require that our executives maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards, unless the executive has met his individual ownership requirement.

➢

Engagement of Independent Compensation Consultant – our Committee retains an independent compensation consultant who reports directly to the Committee and does not provide any other services to management or the Company.

➢	Review of Tally Sheets – our Committee annually reviews tally sheets summarizing the compensation of our executive officers.

Results of 2014 Say-on-Pay Vote

At our 2014 annual meeting, we received 98% support for our say-on-pay proposal. Prior to and following that meeting, in response to the 67% support we received for our say-on-pay proposal in 2013, we had launched an extensive stockholder outreach campaign to seek feedback from our investors on a variety of topics, including our operations, governance and compensation programs, including the severance and change of control program we adopted in 2012. Based on the feedback we received, we made a few changes to our policies and programs as noted in our proxy statement last year, but felt that our stockholders were generally supportive of our executive compensation philosophy and programs. We also did not ascertain any strong correlation between the low support for our say-on-pay proposal in 2013 and our new severance and change of control program, which we had adopted in 2012 with a delayed effective date (after the 2013 annual meeting) so that we could assess our stockholder’s views of the program. This belief was supported by the high level of support our say-on-pay proposal received at our 2014 annual meeting. We have continued our ongoing dialog with our investors, and will continue to fully evaluate and be responsive to the feedback we receive.

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How We View Compensation – Total Target Direct Compensation

Our executive compensation program is significantly performance-based, linking executive pay, Company performance and results for stockholders, and is appropriately balanced with short- and long-term measures. The primary components of our executive compensation program are base salary, annual incentive awards and long-term incentives (which we collectively refer to as our executives’ “direct compensation”). The annual incentive awards and long-term incentives, which comprise the majority of our executives’ target direct compensation, are at-risk, with a significant percentage of the compensation (51% for our CEO and an average of 47% for our other current named executive officers) based on measurable performance, both annual and long-term (the PSUs). Our program also features elements of compensation that vary with stock price (comprised of stock options and restricted stock units), resulting in a minimal level of fixed compensation in the form of base salary for our executives (approximately 12% for our CEO and an average of approximately 21% for our other current named executive officers). The following charts illustrate the target mix of direct compensation elements for our CEO, and our other current named executive officers (an average) during 2014. Because our CEO did not receive a grant of SPSUs during 2014, we have not included the value of this performance award granted to our other named executive officers in the charts below in order to promote consistency in the comparison.

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EXECUTIVE COMPENSATION

Historical Impact of Financial Performance on Executive Pay

The charts below show how the annual and long-term performance components of our program have paid out, or not paid out, over the last three years, commensurate with our results under the applicable performance components:

As noted above, our annual incentive program measures performance based on our achievement of pre-established pre-tax income targets and beginning in 2014, certain operational obligations. As described further below, we achieved 113% of the adjusted pre-tax income target set for 2014. This was above the 110% of target required for maximum payout of this portion under the program. In addition, the Committee determined that the Company had achieved above target performance under the operational objectives.

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Target Total Direct Compensation v. Realizable Pay Analysis

In making its compensation decisions, the Committee focuses on target total direct compensation of our executives, and also evaluates target compensation against the compensation that is ultimately realized by our executives. The charts below highlight, for our CEO and our other named executive officers as a group, the differences between the target total direct compensation opportunity approved by the Committee, the 2014 compensation reported in the Summary Compensation Table and the “realizable” pay resulting from our performance. The following summarizes how target total direct compensation and realizable compensation are calculated, and how they differ from the amounts reported in the Summary Compensation Table.

Target Total Direct Compensation:

➢	Includes base salary, target annual incentive award for the fiscal year, and the total grant date value of long-term incentives granted for that fiscal year, including the SPSUs

➢

Target total direct compensation differs from the compensation reflected in the Summary Compensation Table, which reports actual annual incentive award and PSU payouts and the grant date value of stock options, restricted stock units and the SPSUs granted as part of the compensation program

Realizable Compensation:

➢

Approximates the executives’ “take-home pay,“ and includes base salary, actual annual incentive awards, PSU payouts for the fiscal year, the value received from restricted stock or restricted stock unit vesting and stock option exercises during the year, and the change in intrinsic value of all outstanding exercisable options

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One-Year Absolute Perspective

As a result of our strong financial and operational performance, our executives received maximum payout under our annual incentive program and the financial component of the PSUs that were earned in 2014. Based upon these results, the values reported in the Summary Compensation Table for our named executive officers, including our CEO, for 2014 exceeded their target direct compensation. In addition, recent stock price declines resulted in realizable compensation being below target direct compensation levels.

Three-Year Relative Perspective

To demonstrate the alignment of our CEO’s pay with our performance, the following graph compares our CEO’s realizable pay as a percent of target total direct compensation for the three-year period from 2012 through 2014 to our TSR performance relative to our Compensation Peer Group (as later defined) over the same period.

Three-Year CEO Realizable Pay vs. Performance

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Executive Compensation Philosophy

The Committee is responsible for designing, implementing, and administering our executive compensation program. The Committee seeks to increase stockholder value by:

➢	rewarding performance; and

➢	ensuring that we can attract and retain executives with the skills, educational background, experience and personal qualities needed to successfully manage and contribute to our expanding business.

In structuring our executive compensation program, the Committee is guided by the following principles:

Principle	Implementation
Compensation should be performance driven and incentive compensation should comprise the largest part of an executive’s compensation package.

➢     The largest portion of our target executive compensation (represented by the annual incentive awards and PSUs and including the SPSUs for our named executive officers other than our CEO) depends on achieving specific performance targets.

➢    Base salary, the only fixed element of compensation in our executive compensation program, accounts for approximately 12% of our CEO’s compensation and an average of 21% of our other named executive officers’ compensation. All remaining elements of pay are variable, including annual incentive awards and long-term incentives in the form of stock options, RSUs, PSUs and SPSUs, the value of which are all directly linked to our performance.

Compensation levels should be competitive in order to attract and retain talented executives.

➢    The Committee annually seeks input from its independent compensation consultant regarding the competitiveness of our pay strategy relative to the market. We have established a process for evaluating the competitiveness of all elements of direct compensation.

Incentive compensation should balance short- and long-term performance, including balancing short-term growth with long-term returns.

➢     Our annual incentive program rewards executives for the achievement of annual goals based on our profitability and achievement of operational metrics.

➢     We provide long-term incentive opportunities that have significantly more potential reward value to the executive if goals are met and our share price grows.

➢    In order to encourage our executives to prudently grow our business without sacrificing long-term returns, the performance metrics used for our PSUs are our three-year relative TSR as compared to our peers and our three-year relative return on invested capital (ROIC) for PSUs granted prior to 2015 and our three-year relative return on assets (ROA) for PSUs granted in 2015.

➢    The Committee annually evaluates with its consultant whether the program is balanced in terms of base pay and incentives, both short- and long-term.

Compensation programs should provide an element of retention and motivate executives to stay with the Company long-term.

➢     Executives forfeit their opportunity to earn a payout from the PSUs if they voluntarily leave the Company before the three-year performance cycle is complete, except in the case of retirement. Also, the use of time-vested restricted stock units and stock options provide a strong incentive for employees to stay with the Company.

➢     The retirement benefits provided under the Supplemental Executive Retirement Plan (SERP) increase the longer the executive remains with the Company.

Compensation programs should encourage executives to own Company stock, thus aligning their interests with our stockholders.

➢    Our stock ownership guidelines require our executive officers to own shares of Company stock equivalent to a stated multiple of the executive’s base salary. The multiple varies depending on the executive’s job title. See “Executive Compensation Policies — Stock Ownership Guidelines” for more information.

➢     To assist our executives in achieving these ownership requirements, we grant shares of time-vested RSUs as one of our long-term incentives, and may also elect to pay up to 50% of the value of our PSUs in common stock. In addition, the SPSUs granted in 2014 and 2015 will payout in shares of common stock.

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EXECUTIVE COMPENSATION

How We Make Compensation Decisions

Role of Management in Setting Compensation

Our CEO is involved in recommending the compensation of our executive officers, other than himself. Each year, the CEO makes recommendations to the Committee regarding salary adjustments, percentage annual incentive targets under the annual incentive program and long-term incentive grants to our other executive officers. In formulating his recommendations, the CEO considers various factors, including his subjective analysis of each executive’s performance and contributions, the performance of his business units (if applicable to the particular officer), experience level, tenure in position, the average base pay level for similar positions, and the Company’s performance. Although the Committee considers the CEO’s recommendations, the Committee makes all final determinations regarding executive compensation.

Role of Compensation Consultants

Since May 2007, the Committee has engaged Pearl Meyer & Partners (PM&P) as its independent executive compensation consultant to advise the Committee on matters relating to executive compensation and assist it in developing and implementing our executive compensation program. The Committee also discussed this CD&A with PM&P. As required by SEC rules, the Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest. In making this determination, the Committee noted that during fiscal 2014:

•	PM&P only provided advisory services related to executive and director compensation;

•	Fees from the Company represented less than 1% of PM&P’s total revenue;

•	PM&P maintained a conflicts policy to prevent a conflict of interest or any other independence issues;
•	None of the team assigned to the Company had any business or personal relationship with members of the Committee outside of the engagement;

•	None of the team assigned to the Company had any business or personal relationship with any Company executive officer outside of the engagement; and

•	None of the team assigned to the Company maintained any individual position in our common stock.

Peer Groups, Annual Benchmarking Process and Survey Data

The Committee evaluates the Company’s executive compensation practices and financial performance by reference to two different peer groups as described below: the Performance Peer Group and the Compensation Peer Group. The Performance Peer Group is made up of oilfield service companies which were chosen due to similarity of services provided, operating footprint, business focus, capital structure and competitive conditions. The Compensation Peer Group is a narrower group of companies which would be considered peers for executive talent purposes. This second group is more similar to Superior in terms of size and scope of operations, although, due to the limited number of companies directly similar in size, we include companies that are both somewhat smaller and somewhat larger than the Company, particularly companies from which we recruit executive talent. Additionally, we have excluded certain performance peers, such as Nabors Industries, from the Compensation Peer Group because of dissimilarity in pay approach and structures.

The Committee periodically reviews the companies comprising each peer group, and revises each group as it deems appropriate after consultation with PM&P and to reflect consolidation and changes in the industry.

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Performance Peer Group*

Performance g Used to measure our financial performance under our long term incentive program, in particular the PSUs.

• Baker Hughes, Inc.

• Cameron International Corp.

• Halliburton Co.

• Helmerich & Payne, Inc.

• Nabors Industries Ltd.

• Oceaneering International, Inc.

• Patterson-UTI Energy, Inc.

• Schlumberger Ltd.

• Basic Energy Services, Inc.

• FMC Technologies, Inc.

• Helix Energy Solutions, Group, Inc.

• Key Energy Services, Inc.

• National Oilwell Varco, Inc.

• Oil States International, Inc.

• RPC, Inc.

• Weatherford International, Ltd.

*Reference group for the PSUs granted in 2014

Compensation Peer Group

Compensation g Used to evaluate and benchmark executive compensation.

• Baker Hughes, Inc.

• Cameron International Corp

• FMC Technologies, Inc.

• Helix Energy Solutions Group, Inc.

• National Oilwell Varco, Inc.

• Oil States International, Inc.

• Weatherford International, Ltd.

• Basic Energy Services, Inc. • Ensco plc • Halliburton Co. • Key Energy Services, Inc. • Oceaneering International, Inc. • RPC, Inc.

The Compensation Peer Group had a trailing twelve month median revenue of $4.380 billion, compared to our trailing twelve month revenue of $4.536 billion at the time the group was approved.

At the Committee’s request, PM&P conducts an annual executive compensation review to benchmark the Company’s senior executive compensation relative to the Compensation Peer Group with supplemental data from published market surveys. The Committee uses this report to evaluate whether the executive compensation levels, including base salary and actual incentive payouts, are within industry norms and the Company’s stated strategy. For 2014 executive compensation, the Committee set base salary amounts, annual incentive plan percentages and long-term incentive award values in December 2013 with reference to the Compensation Peer Group.

PM&P supplements data from the Compensation Peer Group with broad-based compensation survey data to develop a comprehensive view of the competitive market data. The Committee believes that this use of survey data is an important element of our compensation evaluation. Compensation survey data includes companies from the broader energy industry that influence the competitive market for executive compensation levels. Further, the survey data also includes data from companies that are comparable to us in terms of size and scale.

Review of Tally Sheets

The Committee has reviewed and evaluated an executive tally sheet that contained a listing and quantification (as appropriate) of each component of our compensation program during 2014 for all of our executive officers, including special executive benefits and perquisites, as well as accumulated values (e.g., stock option holdings) and other contingent compensation such as severance arrangements. The Committee believes that our balance of annual and long-term compensation elements, our mix of long-term incentive vehicles and our stock ownership guidelines that encourage executive ownership result in a compensation program that aligns our executives’ interests with those of our stockholders and does not encourage our management to take unreasonable risks relating to our business. The various components of our executive compensation program are described in detail below.

Components of Executive Compensation

The main components of our executive compensation program are base salary, annual incentive and long-term incentives. Our executives also participate in a supplemental executive retirement plan. Overall, the Company positions the majority of the executive compensation program to be at-risk with much of the compensation based on measurable performance, with a specific emphasis on the long-term performance of the Company. As an executive’s level of responsibility increases, a greater portion of total compensation is at-risk, creating the potential for greater variability in the individual’s compensation from year to year.

As reflected in the charts set forth above in the Executive Summary, the CEO’s component mix is more heavily weighted towards long-term performance and reflects the Committee’s view that his role in setting the strategic direction of the Company gives him greater influence on the ultimate performance level achieved. The Committee believes that its current combination of compensation elements provides an appropriate mix of fixed and variable pay, balancing short-term and long-

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EXECUTIVE COMPENSATION

term performance, and encouraging executive retention.

A description of each element of the Company’s compensation program follows.

Base Salary

The primary role of the Company’s base salary element is to compensate executives for the experience, education, personal qualities and other qualifications that are key for their specific role within the Company. In establishing the base salaries for our executives, we have historically targeted the market median and strive to set base salaries at consistent levels for positions with similar responsibilities.

In December 2013, the Committee approved modest base salary increases for most of our named executive officers effective January 1, 2014. Specifically, each named executive officer received an approximate 5% increase, except for Mr. Masters, who received a 10% increase. These increases brought all of their salaries within our target range of 10% of the market median. The Committee did not approve base salary increases for any of the named executive officers for 2015.

Annual Incentive Award

The purpose of the Company’s annual incentive program is to reward executives for achievement of annual operational, financial and safety goals. Although the Committee sets annual incentive target levels that result in median payouts when performance objectives are met, this program provides executives the opportunity to earn significantly higher payments depending on the extent to which these performance objectives are exceeded.

Establishment of Program Parameters for 2014

In February 2014, the Committee approved the parameters of the annual incentive program for 2014. Although the program has historically used one metric as a performance measure, the Committee believed that the increased size and our expanded portfolio of operations, including our international expansion efforts, warranted inclusion of additional metrics in the program. Specifically, the Committee believed that other financial and operational metrics that also serve as drivers of our success should be incorporated into the program. Thus, while the structure of the 2014 program is similar to our previous programs, awards will be based on both a primary financial metric and other key operational objectives, weighted as follows: 75% of the total payout will be based on the achievement of a pre-tax income target and 25% of the total payout will be based on the Committee’s assessment of the Company’s achievement of the other key operational metrics. As in past years, the overall incentive payout will range from 0% to 200% of each executive’s target award opportunity based on these factors, and will be subject to a 15% reduction based on the Company’s overall safety performance for the year.

Financial Metric: With respect to the primary financial metric, the Committee set this target toward the end of the first quarter of 2014 after reviewing estimates of the first quarter results, including a projected $0.16 EPS. Based on the business outlook at the time, the Committee set the pre-tax income target for the 2014 program at $351 million, which represented a 150% average EPS growth (or $0.40 ESP) for the last three quarters of 2014, with the maximum performance level representing a 181% average EPS growth (or $0.44 EPS) for such period. The Committee believed that these targets were aggressive given the business and market outlook at the time. Under the terms of the program, the Committee may adjust our actual operating results for the year for non-operational gains or losses. The quantitative portion of the annual incentive award provides for minimum, target and maximum payout levels, as a percentage of salary, based upon the achievement of 70%, 100% and 110% of a pre-tax income target. Given the aggressive nature of the target, the Committee felt that this range was appropriate.

Operational Metrics: With respect to the other key operational objectives, the Committee specified objectives in the areas of finance and efficiency, human resources and compliance, and marketing and expansion. The payout levels with respect to this portion of the award will be determined based on below target, at target and above target achievements.

Safety Component: As in prior years, the Committee may reduce the ultimate payout to each executive by up to 15% based on the Company’s performance relative to various safety metrics and a grading system that make up the executive team safety scorecard. The 2014 safety scorecard contained three results-oriented metrics that measure the number of safety incidents and seven leading indicators that are designed to encourage behaviors by the Company’s employees that will decrease the number of safety incidents.

Under the program, our named executive officers were eligible to receive an annual incentive award based on a target percentage of their base salary, which percentages remained constant from 2013 for each executive and were commensurate with the median

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levels of the Compensation Peer Group. The possible total award payout levels for 2014 for each named executive officer, stated as a percentage of the officer’s base salary, are set forth in the table below.

Named Executive Officer	Minimum	Target	Maximum
Mr. Dunlap	60%	120%	240%
Mr. Taylor	40%	80%	160%
Mr. Moore	37.5%	75%	150%
Mr. Bernard	35%	70%	140%
Mr. Masters	35%	70%	140%

Determination of 2014 Results

In February 2015, the Committee reviewed the Company’s financial results for 2014 and evaluated a detailed report from management regarding its efforts and accomplishments with respect to the key operational objectives. For 2014, the Company achieved 113% of the pre-tax income target established for 2014. The reported income from continuing operations before income taxes of $442.2 million was adjusted to $396.3 million for the following items: discontinued operations before income taxes, net gains on sales of assets and other costs associated with our discontinued operations.

After reviewing the executive team’s achievements relative to our 2014 key operational metrics, the Committee approved a payout at 200% of target for this component. The Committee noted the following achievements:

•

Finance/Efficiency: refinement of business portfolio to improve overall ROIC through business divestitures; implementation of improved software system to track asset management and utilization; development of a new financial consolidation system promoting improved analysis of business performance by business lines; and development of methodology to review and assess spending categories to optimize costs

•

Human Resources/Compliance: establishment of a centralized domestic DOT regulatory and compliance program; improvements to our enterprise risk management program; assessment of our domestic human resource information system in the context of our expanded operations; recruitment of international management personnel to assist in expansion efforts

•

Marketing/Expansion: implementation of new branding strategy; international expansion of rental tool business; expansion of well control and international coiled tubing services; consolidation of business functions; and expansion of hydraulic workover services

Goal	% of Award	Target Achieved	Resulting Payout %	Overall Payout
Pre-Tax Income Target	75%	113%	200%	200%
Key Operational Objectives	25%	Above Target	200%

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Changes to 2015 Annual Incentive Program

In March 2015, the Committee approved the parameters of the annual incentive program for 2015. The Committee felt it was important to incentivize our executives based on our stated strategy, which is to build free cash generated from established US operations to fund geographical expansion in targeted international locations. However, the Committee also recognized that our stockholders’ interest must be protected due to the current market conditions and uncertain outlook for 2015. As a result, the Committee, elected to adjust the payout opportunities and performance metrics of the program to ensure executives focus on key deliverables for 2015 that will sustain the Company for the long-term. Specifically, the Committee made the following revisions to the AIP program for 2015 as compared to past years:

•	Reduced the potential payout opportunities (as a percentage of salary) by 37.5% for all executives:

Named Executive Officer	2014 Target	2015 Target
Mr. Dunlap	120%	75%
Mr. Taylor	80%	50%
Mr. Moore	75%	46.88%
Mr. Bernard	70%	43.75%
Mr. Masters	70%	43.75%

•

Changed the financial component of the program, which represents 75% of the total payout, from pre-tax income to earnings before interest, taxes, depreciation and amortization (EBITDA). The minimum level of EBITDA represents 110% of the 2015 budget approved the Board of Directors.

•	Revised the payout range such that minimum payout level represents 87% of the target level, with maximum payout earned at a level that is equal to 113% of target performance.

Similar to the 2014 program, the remaining 25% of the total payout opportunity will be based on the Committee’s assessment of the Company’s achievement of six key operational objectives focusing on the following: reducing overhead costs in the Company, increasing working capital and international revenue growth, and improving the culture and compliance of the Company.

The Committee elected to use EBITDA, which is more closely linked to cash flow, as the financial metric in order to focus management on improving efficiency from existing operations. This is particularly important since the Company is expected to realize a minimum 35% reduction in overall capital expenditures for 2015. In addition, like the EBITDA measure, most of the key operational measures are designed to increase cash flow and improve the Company’s overall liquidity. The Committee felt the structure of the 2015 program will incentivize the executive team to focus on the key short-term deliverables that will position the Company to withstand the current market environment and emerge as an even stronger player in the industry when the market recovers.

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Long-Term Incentives

The purpose of our long-term incentive program (the LTI program) is to focus executives on long-term Company goals, growth and creation of stockholder value. Under the LTI program, we grant a mix of long-term incentive awards, which currently consists of 25% stock options, 25% restricted stock units and 50% PSUs. Consistent with the Company’s compensation philosophy, the Committee believes stock-based incentive awards are one of the best ways to align the interests of our executives with those of our stockholders. In addition, the terms of the PSUs reflect the Committee’s belief that executive compensation should be tied to Company performance. The PSUs provide our executives the opportunity to earn additional compensation based on the Company’s performance. The executives’ overall compensation could be below the 25th percentile of the market for below threshold performance and at or above the 75th percentile of the market if the Company achieves the maximum level of performance relative to its peers as described below.

2014 LTI Program At-A-Glance

Component of LTI Program	Terms	How the Award Furthers our Compensation Principles

Stock Options (25% of LTI program)	• Granted at fair market value on grant date • vests in equal annual installments over 3-year period • 10-year term

•  Motivates executives to continue to grow the value of the Company’s stock over the long term as the value of the stock option depends entirely on the long-term appreciation of the Company’s stock price.

Restricted Stock Units (RSUs) (25% of LTI program)	• Pays out in equivalent number of shares of our common stock • Vests in equal annual installments over 3-year period

•  Widely used in the energy industry to strengthen the link between stockholder and employee interests, while motivating executives to remain with the Company.

•  Provides a bridge between the short- and long-term interests of stockholders, and reduces the impact of share price volatility over industry cycles, as has occurred in recent years.

•  Motivates executives to take measured risks because the incentive value to the executive is not entirely dependent on significant price appreciation.

Performance Share Units (PSUs) (50% of LTI program)

•  3-year performance period

•  Initial value of $100 per unit

•  Payout range $0 to $200 per unit based on performance compared to Performance Peer Group

•  Performance measures:

¡    50% Relative ROIC

¡    50% Relative TSR

•  Payout in cash, although up to 50% of value may be paid in shares of stock in the Committee’s discretion

•  Performance criteria link the Company’s long-term performance directly to compensation received by executive officers and other key employees and encourage them to make significant contributions towards increasing ROIC and, ultimately, stockholder returns.

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Structure of PSUs

Consistent with the terms of the PSUs granted since 2012, for the PSUs granted for the 2014-2016 cycle, under both performance criteria, the maximum, target and minimum levels are met when our ROIC and TSR are in the 75th percentile, 50th percentile and 25th percentile, respectively, as compared to the ROIC and TSR of the Performance Peer Group, as described in the table below:

Performance Level Relative to Performance Peer Group	Percent of Date-of-Grant Value of PSU Received for Relative ROIC Level	Percent of Date-of-Grant Value of PSU Received for Relative TSR Level	Total Percent of Date-of-Grant Value of PSU Received
(Below 25th Percentile)	0%	0%	0%
Minimum (25th Percentile)	25%	25%	50%
Target (50th Percentile)	50%	50%	100%
Maximum (75th Percentile or above)	100%	100%	200%

For all PSUs granted, results that fall in-between the “maximum,” “target” and “minimum” levels of both performance criteria will be calculated based on a sliding scale. For purpose of determining the Company’s ROIC rank in the PSU peer group, we generate the results using a methodology that has been in place since the initial PSU payout in 2008 and treats all companies equitably. Specifically, we use income from operations data and invested capital data derived from financial statements as reported by each peer company in their year-end annual report on Form 10-K, uniformly adjusted for any non-operational charges as determined by established, independent third-party financial data providers. All calculations are validated by the Committee’s independent compensation consultant. Beginning with the PSUs granted for the 2015-2017 cycle, the Committee has replaced the return on invested capital measure with return on assets as discussed below.

2014 LTI Program Awards

After considering PM&P’s market study and in order to remain competitive with the market median and the competitive market for executive talent in the Company’s business areas, and Mr. Dunlap’s recommendations for the executives other than himself, the Committee set the target percentages of the named executive officers’ 2014 awards based on each officer’s position with the Company, which percentages were consistent with the prior year’s award levels.

The award mix for executive officers has been consistent since the awards granted for fiscal year 2007, being 50% in PSUs, 25% in stock options and 25% in restricted stock units. The table below shows the 2014 target LTI percentages and the approximate total value of the 2014 LTI grants (amounts reflected in Summary Compensation Table for stock options and restricted stock units reflect actual grant date fair values).

Named Executive Officer	2014 LTI % of Salary	Total Value granted as PSUs	Total Value Granted as Options	Total Value Granted as RSUs	Total Value of 2014 LTI Awards
Mr. Dunlap	600%	$3,000,000	$1,500,000	$1,500,000	$6,000,000
Mr. Taylor	360%	973,440	486,720	486,720	1,946,880
Mr. Moore	300%	885,750	442,875	442,875	1,771,500
Mr. Bernard	300%	627,750	313,875	313,875	1,255,500
Mr. Masters	250%	602,000	301,000	301,000	1,204,000

Payout of 2012-2014 PSUs

The PSUs granted for the performance period beginning in January 2012 vested at the end of 2014, and were paid out to the PSU recipients in March 2015 under the terms of the award. The Company ranked in the 76.6 percentile of relative ROIC (achieving the maximum level of performance) and in the 12.9 percentile of relative TSR (falling below the minimum level of performance), both as compared to its peers, resulting in a payout to the named executive officers of $100.00 per PSU. The terms of the award provide for a cash payout, unless the Committee

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elects to pay up to 50% of the cash value in shares of our common stock. The Committee elected to pay 50% of the award in shares of our common stock. The total value of the payout received by each named executive officer is reflected in the “Summary Compensation Table” herein under the column “Non-Equity Incentive Plan Compensation.”

Named Executive Officer	Number of Units	Value of PSU Payout
Mr. Dunlap	27,750	$2,775,000
Mr. Taylor	9,000	900,000
Mr. Moore	N/A	N/A
Mr. Bernard	5,979	597,900
Mr. Masters	5,312	531,200

Special Strategic Grant to Executive Officers other than our CEO

In February 2014, the Committee approved the grant of a special one-time, two-year performance share award (the SPSUs) for our executives. The award is based on free cash flow performance. The award is intended to serve as an added incentive to our executive team to achieve continuing financial and operational objectives during 2014 and 2015 that the Committee believes are responsive to investor input and will drive our future success, thereby increasing stockholder value. The SPSUs, which represent a one-time award that is in addition to and not part of our regular LTI program, incentivize our executive team to focus on the ongoing integration following our acquisition of Complete Production Services, Inc. The integration is proceeding in stages, so as to not disrupt operational continuity, and, when complete, will fully transition the Company from primarily a regional Gulf of Mexico entity to a leading service and product provider in both the Gulf of Mexico and the North America land markets. In addition, these efforts, if successful, will enhance our cash flow and better position the Company to implement our international growth strategy. Concurrent with this ongoing integration effort, the Company elected to move its principal offices to Houston, Texas from New Orleans, Louisiana, where the Company had an established presence for many years with most of the current executive team. The Committee, with input from our CEO, felt it was important to the Company’s strategy going forward to maintain momentum related to the ongoing integration efforts and believed the award of an additional performance-based incentive would further motivate the management team during this time of transition.

The performance component, free cash flow, encourages our executives to exhibit financial discipline and positions the Company to respond to investor feedback supporting the Company’s return of cash to investors through dividend payments and the stock buy-back program.

Increased free cash flow will also support our growth strategy by funding our international growth initiatives. Finally, the free cash flow metric provides balance to our annual incentive program, which incentivizes executives to maximize pre-tax income, often by using operating cash for reinvestment. This balanced approach is important during this period following implementation of our dividend and stock buy-back programs and our international growth strategy. Mr. Dunlap, our chief executive officer, recommended and strongly supported this program for his executive team, and was not a participant in the program. Under this two-year program, the executives received grants of SPSUs in February 2014 and in March 2015, with each grant having a one-year performance period, although payout of both grants will not occur until 2016. Each award set forth a target number of SPSUs, and the recipient will earn between 0% and 150% of the target award based on the level of free cash flow achieved by the Company for each of the fiscal years ending December 31, 2014 and 2015, respectively. Upon payout in 2016, the earned SPSUs will convert to an equivalent number of shares of the Company’s common stock.

Under the SPSUs, free cash flow is calculated as net cash provided by operating activities less payments for capital expenditures, each as set forth in our Form 10-K for the applicable year, and subject to certain mandatory adjustments, including the impact of changes to federal tax laws. For 2014, the target level of free cash flow, as adjusted, was $225 million, with 80% of the target ($180 million) representing threshold performance and 120% of the target ($270,000) representing maximum performance. For 2014, the Company’s free cash flow (as adjusted for changes in federal tax laws regarding bonus depreciation) was $349.7 million, or 155% of target, which resulted in the executives earning 150% of the target award of SPSUs granted in 2014. As noted above, these shares will not vest and payout until 2016, based on the executive’s continued employment.

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EXECUTIVE COMPENSATION

The table below reflects the target value of the SPSU grants made in 2014 and 2015, the target number of SPSUs granted each year (determined by dividing the target value by the closing price of our common stock on the applicable grant date), and the number of 2014 SPSUs earned based the level of 2014 free cash flow:

Named Executive Officer	Target Value of SPSUs Granted in 2014	2014 SPSUs Granted	2014 SPSUs Earned	Target Value of SPSUs Granted in 2015	2015 SPSUs Granted
Mr. Dunlap	N/A	N/A	N/A	N/A	N/A
Mr. Taylor	$324,480	12,671	19,007	$324,480	14,499
Mr. Moore	295,250	11,529	17,294	295,250	13,193
Mr. Bernard	209,250	8,171	12,257	209,250	9,350
Mr. Masters	200,667	7,835	11,753	200,667	8,966

The target value of the SPSUs awarded to each executive was based on a percentage of his 2014 base salary and equates to one-third of the executive’s target value awarded under our LTI program for 2014, split between the two grants. The actual grant date fair value of these awards granted to our named executive officers (other than Mr. Dunlap) in 2014 is reflected in the Summary Compensation Table.

Changes to PSUs for 2015-2017 Performance Period

For the regular annual LTI awards made in January 2015, the Committee continued the award allocation as in previous years (25% stock options, 25% RSUs and 50% PSUs), but elected to revise one of the performance measures applicable to the PSUs. The Committee replaced return on invested capital (ROIC), which had been used as one of the two equally weighted metrics since the program’s inception in 2005, with return on assets (ROA). The other metric, TSR, will continue to be used and all other aspects of the PSU program remain the same.

Although ROIC had been an effective measure in the past (our ROIC results have resulted in a maximum payout of this component for the last three performance periods), the Committee believed that its effectiveness as an incentive has decreased and will continue to decrease in the coming years. The ROIC calculation factors in the value of a broad group of assets (including both tangible and intangible assets), which value is often higher following acquisitions and mergers. This was particularly true with respect to our acquisition of Complete Production Services, Inc. in 2012, which was approved by our stockholders and which doubled the size of the Company and created a significant increase in both our tangible and intangible asset base.

Because the PSU grants are part of the LTI program with a three-year performance period, the impact of the Complete transaction on the Company’s ROIC has been staggered but will become more pronounced in the next few years as the pre-transaction years are no longer a part of the performance period. After consultation with its independent compensation consultant, the Committee determined that continued use of ROIC for future performance periods could serve to misalign management and shareholder interests for the following reasons. First, it would not serve to attract, retain and motivate executives needed to grow earnings when the high intangible asset value makes it virtually impossible for our executives to create a meaningful positive impact on ROIC, regardless of the Company’s income. Second, it would incentivize management to focus its attention on divesting assets with a high intangible asset value that may be otherwise core to the Company’s growth strategy and could generate a high return on tangible assets. For these reasons, the Committee felt it could better align management with shareholder interests by replacing ROIC with ROA, which incentivizes management to maximize returns on tangible assets.

Perquisites

We seek to maintain a cost conscious culture in connection with the benefits provided to executives. Further, our modest approach to providing perquisites supports our philosophy of tying the vast majority of our executives’ compensation to performance. The Company does provide each of our executive officers an automobile allowance, including fuel and maintenance costs, and also reimburses them for all deductibles, co-pays and other out of pocket expenses associated with our health insurance programs through a program called Exec-U-Care. The attributed costs of the personal benefits described above for the named executive officers for 2014, are included in the “Summary Compensation Table” herein.

In connection with the relocation of our corporate headquarters from New Orleans, Louisiana to Houston,

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Texas, we implemented a relocation program to provide financial assistance to our executives and other employees living in New Orleans. These relocation benefits include assistance with house searches, moving expenses and other incidental expenses, temporary housing, reimbursement of costs associated with the purchase of a new home, reimbursement of costs associated with the sale of a former home (including real estate commissions), and, if applicable, reimbursement of certain losses on the sale of a former home. The Company does not provide a tax gross-up on these relocation benefits, and will not purchase an executive’s home under the program. The Committee believes the provision of these benefits is appropriate and necessary in light of the importance to the Company of the relocation and our desire to retain our executive team.

Post-Employment Compensation

In addition to the annual compensation received by executive officers during 2014 and benefits under the Company’s 401(k) plan, which we provide to all qualified employees, we also provide certain post-employment benefits to our executive officers, including a supplemental executive retirement plan, a non-qualified deferred compensation plan, and certain severance and change of control benefits pursuant to employment agreements that we have entered into with our executive officers.

Supplemental Executive Retirement Plan (the SERP). We maintain a supplemental retirement benefit for our executive officers. Prior to adoption of the SERP in 2008, the Committee determined that the Company’s lack of supplemental retirement benefits limited our ability to attract top executives and encourage long-term retention. The Committee worked with an independent consultant specializing in supplemental retirement programs when designing the SERP, which provides retirement benefits to the Company’s executive officers and certain other designated key employees. The value of aggregate projected retirement benefits upon retirement at age 65 was targeted to be near the median for the Company’s peers that have a nonqualified employer-paid retirement plan, creating an important retention tool for the Company. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP are in the form of credits to a notional account maintained for each participant.

Under the SERP, the Company makes annual contributions to a retirement account of a percentage of the participant’s base salary and annual incentive award actually received in the prior year, based on the participant’s age and years of service. The Committee may also make discretionary contributions to participants’ accounts if it deems appropriate. In an effort to address the deficiency in the retirement income of certain long-tenured executives as compared to newly hired and younger executives, the SERP provides that executives who had combined age and years of service of at least 55 as of December 31, 2008, will receive higher annual contributions under the SERP. For 2014, the participants in the plan received contributions ranging from 2.5% to 35.0% of salary and annual incentive awards paid during 2014. For a complete description of the 2013 contributions for each named executive officer, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2014” below.

Nonqualified Deferred Compensation Plan. In 2004 the Committee approved a nonqualified deferred compensation program (the NQDC Program). The purpose of the NQDC Program is to provide an income deferral opportunity for executive officers and certain senior managers of the Company in order to help attract and retain these key employees. Participants in the NQDC Program may make an advance election each year to defer up to a maximum of 75% of base salary, 100% of their annual incentive award and 100% of the cash payment received upon payout of the PSUs. In addition, effective January 1, 2014, participants may also defer all or a portion of the common stock due upon vesting of restricted stock unit awards. Participants may choose from a variety of investment choices to invest their deferrals over the deferral period. The NQDC Program provides that, upon approval by the Board, the Company could match up to 100% of their deferrals; however, the Company has never elected to grant a match. For a complete description of each named executive officer’s contributions, earnings and aggregate account balance, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2014” below.

Severance and Change of Control Benefits. We believe that severance protections, particularly in the context of a change of control transaction, play a valuable role in attracting and retaining key executive officers. In addition, we believe these benefits also serve the Company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction. Although we consider these protections an important part of an executive’s compensation and consistent with competitive practices, the existence of these arrangements does not impact our decisions regarding other components of our executive compensation program.

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As described in more detail under “Potential Payments Upon Termination or Change of Control” below, we entered into employment agreements with all of our executive officers in December 2012, which agreements had delayed effective dates. The agreements became effective on June 15, 2013 for all of our executive officers other than Mr. Moore, who remained subject to his former agreement with Complete Production Services, Inc., which we assumed in the merger, until January 1, 2015. In addition to the employment agreements, we adopted a Change of Control Severance Plan, which became effective for the executives at the same time as the employment agreements. As discussed in detail in our 2013 and 2014 proxy statements, we delayed the effectiveness of this severance and change of control program in order to assess the views of our stockholders regarding the program. Based on the feedback we received, both through the results of our say-on-pay proposal for 2013 and through an extensive stockholder outreach effort, we did not ascertain any significant negative reaction to the program and elected to allow it to become effective in June 2013 after our annual meeting. Our assessment was subsequently confirmed by the high level of support our say-on-pay proposal received at our 2014 annual meeting.

Under the employment agreements, the executives are each entitled to severance benefits in the event of a termination of employment by the Company under certain conditions. The Company has determined that it is appropriate to provide our executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The severance benefits for our executives are generally designed to approximate the benefits each would have received had he remained employed by the Company through the remainder of the term covered by his employment agreement.

We recognize that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers and distract them from effectively performing their duties for the Company. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with enhanced severance benefits under our Change of Control Severance Plan if their employment is terminated by the Company without cause or, in certain cases, by the executive in connection with a change of control (a double-trigger benefit). Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirors would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. The change of control related severance payments are made from a transaction sharing pool that is calculated as of the date of the change of control and based on the transaction value of the Company at the time of the change of control (with the transaction pool increasing or decreasing as the transaction value increases or decreases, respectively). Under the Change of Control Severance Plan, the payment of cash severance benefits is only triggered by an actual or constructive termination of employment. The impact of a change of control on our long-term incentive awards is governed by the applicable award agreement, which currently provide for accelerated vesting upon a change of control of the Company. The terms of the employment agreements and the Change of Control Severance Plan and the benefits provided thereby are discussed more fully in the section entitled “Potential Payments Upon Termination or Change of Control” below.

Executive Compensation Policies

Stock Ownership Guidelines

The Company has encouraged stock ownership through equity awards to our executives. We believe it is important that the interests of our executives and directors be aligned with the long-term interests of our stockholders. We have adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, each executive officer is required to own shares of stock equal in value to a designated multiple of his base salary based on the executive’s position. In 2013, we amended the guidelines to increase the ownership level for our chief executive officer to six times his base salary (from four times) and added a requirement that our executives maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards received from the Company, unless the executive has met his individual ownership

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requirement. Currently, the required ownership levels are as follows:

Position	Stock Value as a Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	3x
Executive Vice Presidents	2x

The required share amount is determined as of the date the officer becomes subject to the guidelines, and is calculated by dividing such officer’s applicable base salary multiple by the 365-day average closing price of our common stock as reported on the NYSE, and then rounding to the nearest 100 shares. The target ownership level does not change with changes in base salary or common stock price, but will change in the event the officer’s position level changes. Our executive officers are required to achieve their required ownership levels within five years from the date they become subject to the guidelines. The Committee will administer the guidelines and will periodically review each participant’s compliance (or progress towards compliance) and may impose additional requirements the Committee determines are necessary or appropriate to achieve the purposes of this program. As of the date of this proxy statement, all of our named executive officers had exceeded their required ownership levels, some significantly so. See “Ownership of Securities — Management and Director Stock Ownership” for the number of shares of our common stock beneficially owned by our named executive officers as of the date of this proxy statement.

Timing of Long-Term Incentive Awards

Since 2006, the Committee made all LTI program awards for a given year at its meeting held in December of the prior year. During 2012, the Committee re-evaluated this practice, in part due to the disconnect this timing causes in our proxy disclosures. Specifically, under the SEC’s rules, the grant date value of equity awards is required to be included in the Summary Compensation Table in the year in which the award is made, and not in the year for which the award is made. Beginning in 2013, the Committee elected to revise this practice and going forward will make LTI awards effective in January of each year, which corresponds to our Committee’s view of the year to which the awards relate.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits our ability to take a federal income tax deduction for compensation paid to our CEO and certain other named executive officers in excess of $1 million, except for qualified performance-based compensation. The stock options and PSUs we grant under the LTI program, as well as the SPSUs, are generally designed to qualify as performance-based compensation under Section 162(m). In addition, if our stockholders approve the Amended and Restated 2013 Stock Incentive Plan at the annual meeting, the Committee will have the ability to structure our annual incentive program under Section 162(m) in the future if it elects to do so. While the Committee will seek to utilize deductible forms of compensation to the extent practicable, it believes it is important to preserve flexibility in administering compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

on March 26, 2015:

Harold J. Bouillion (Chairman)

James M. Funk

Michael M. McShane

W. Matt Ralls

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2014 EXECUTIVE COMPENSATION

The following table summarizes the compensation of our “named executive officers” for the three years ended December 31, 2014, 2013 and 2012.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David D. Dunlap	2014	$1,000,000	$0	$1,500,001	$1,499,998	$5,175,000	$129,972	$9,304,971
President & Chief	2013	960,000	0	1,439,997	1,439,997	1,716,000	97,651	5,653,645
Executive Officer	2012	925,000	388,500	487,490	487,502	3,000,000	161,861	5,450,353
Robert S. Taylor	2014	$540,800	$0	$811,234	$ 486,722	$1,765,280	$339,570	$3,943,606
Executive Vice	2013	515,000	0	463,502	463,503	520,000	162,521	2,124,526
President, Chief Financial Officer, and Treasurer	2012	500,000	140,000	176,991	176,997	500,000	241,049	1,735,037
Brian K. Moore	2014	$590,500	$0	$738,144	$ 442,875	$ 885,750	$145,869	$2,803,138
Senior Executive	2013	562,400	0	421,794	421,800	0	125,991	1,531,985
Vice President	2012	490,652	143,325	2,400,005	0	0	20,340	3,054,322
A. Patrick Bernard	2014	$418,500	$0	$523,139	$ 313,876	$1,183,800	$147,359	$2,586,673
Senior Executive	2013	398,600	0	298,952	298,953	427,100	106,484	1,530,089
Vice President	2012	398,600	97,657	74,739	74,735	410,600	165,115	1,221,446
William B. Masters	2014	$481,600	$0	$501,654	$ 300,998	$1,205,440	$ 68,477	$2,558,169
Executive Vice	2013	437,800	0	273,619	273,621	318,500	245,796	1,549,336
President and General Counsel	2012	425,000	96,688	98,424	98,411	306,200	94,815	1,119,538

(1)

For 2012 and 2013, amounts reflect the aggregate grant date fair value of the restricted stock awards and for 2014, amounts reflect the aggregate grant date fair value of the RSUs and SPSUs granted in 2014. Restricted stock, RSUs and SPSUs, which vest and payout on the basis of a free cash flow metric, are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 at the closing sale price per share of our common stock on the date of grant. The maximum value of the 2014 SPSUs, measured as of the grant date, for each of the named executive officers assuming maximum payout of the SPSUs is as follows: for each of Mr. Taylor — $486,769, for Mr. Moore — $442,899, for Mr. Bernard — $313,902 and for Mr. Masters — $300,994. Please see the “Grants of Plan-Based Awards Table” for more information regarding the stock awards we granted in 2014. Due to the change in timing of our long-term incentive awards, only an incremental grant was made in 2012, resulting in lower grant values reported that year.

(2)

The Black-Scholes option model was used to determine the grant date fair value of the options that we granted to the named executive officers during 2014. For a discussion of valuation assumptions, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. See the “Grants of Plan-Based Awards Table” for more information regarding the option awards we granted in 2014.

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(3)

The amounts reflect the annual cash incentive awards received by our named executive officers for the applicable fiscal year and the payout of performance share units (PSUs) with a performance period ending on the last day of the applicable fiscal year. The PSUs payout in cash, unless the Compensation Committee elects to pay a portion of the aggregate payout value (up to 50%) in shares of our common stock. For 2014, the amount reflected in the table represents the aggregate payout value of the PSUs, although the Compensation Committee elected to pay 50% of such value in shares of our common stock. Please see the “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives” for more information regarding the PSUs.

Name	Annual Cash Incentive	Aggregate PSU Payout
Mr. Dunlap	$2,400,000	$2,775,000
Mr. Taylor	$ 865,280	$ 900,000
Mr. Moore	$ 885,750	$ —
Mr. Bernard	$ 585,900	$ 597,900
Mr. Masters	$ 674,240	$ 531,200

(4)

For 2014, includes (i) annual contributions to the executive’s retirement account under the supplemental executive retirement plan and matching contributions to our 401(k) plan, (ii) life insurance premiums paid by the Company for the benefit of the executives, and (iii) the value of perquisites, consisting of payments made under the Exec-U-Care program during 2014, the provision of an automobile allowance, including fuel and maintenance costs, relocation expense reimbursements to our executives and accrued dividend equivalents for outstanding time-based stock awards that were granted prior to the Company’s payment of dividends, and thus for which payment of dividends was not part of the grant date valuation, as set forth below:

Name	Retirement Plans Contributions	Life Insurance Premiums	Exec- U-Care	Automobile	Relocation	Dividends
Mr. Dunlap	$ 85,400	$1,331	$6,294	$18,000	$ —	$18,947
Mr. Taylor	$118,560	$1,331	$3,876	$15,145	$194,520	$ 6,138
Mr. Moore	$ 97,804	$1,331	$4,297	$ 9,600	$ —	$32,837
Mr. Bernard	$ 73,175	$1,331	$9,077	$17,971	$ 41,850	$ 3,955
Mr. Masters	$ 46,520	$1,331	$2,064	$14,944	$ —	$ 3,617

Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding our relocation program.

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The following table presents additional information regarding stock and option awards, as well as non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2014.

Grants of Plan-Based Awards During 2014

Name	Grant Date(2)	No. of Units Granted Under Non-Equity Incentive Plan Awards(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum			Threshold	Target	Maximum
David D. Dunlap
Annual Bonus(1)			$600,000	$1,200,000	$2,400,000
PSUs	1/15/2014	30,000	1,500,000	3,000,000	6,000,000
RSUs	1/15/2014					57,648	(4)						$1,500,001
Stock Options	1/15/2014										215,827	$26.02	1,499,998
Robert S. Taylor
Annual Bonus(1)			$216,320	$432,640	$865,280
PSUs	1/15/2014	9,734	486,700	973,400	1,946,800
SPSUs	2/12/2014					12,671	(5)	6,336	12,671	19,007			$ 324,504
RSUs	1/15/2014					18,706	(4)						486,730
Stock Options	1/15/2014										70,032	26.02	486,722
Brian K. Moore
Annual Bonus(1)			$221,438	$442,875	$885,750
PSUs	1/15/2014	8,858	442,900	885,800	1,771,600
SPSUs	2/12/2014					11,529	(5)	5,765	11,529	17,294			$ 295,258
RSUs	1/15/2014					17,021	(4)						442,886
Stock Options	1/15/2014										63,723	26.02	442,875
A. Patrick Bernard
Annual Bonus(1)			$146,475	$292,950	$585,900
PSUs	1/15/2014	6,278	313,900	627,800	1,255,600
SPSUs	2/12/2014					8,171	(5)	4,086	8,171	12,257			$ 209,259
RSUs	1/15/2014					12,063	(4)						313,879
Stock Options	1/15/2014										45,162	26.02	313,876
William B. Masters
Annual Bonus(1)			$168,560	$337,120	$674,240
PSUs	1/15/2014	6,020	301,000	602,000	1,204,00
SPSUs	2/12/2014					7,835	(5)	3,918	7,835	11,753			$ 200,654
RSUs	1/15/2014					11,568	(4)						300,999
Stock Options	1/15/2014										43,309	26.02	300,998

(1)

The amounts shown reflect possible payments under our annual incentive bonus program for fiscal year 2014 under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary upon our achievement of certain pre-established performance measures. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding our annual incentive program.

(2)	On December 9, 2013, the Compensation Committee approved the PSU, RSU and stock options awards for each of our named executive officers, which were effective January 15, 2014.

(3)

The amounts shown reflect grants of PSUs under our stock incentive plan. The PSUs have a three-year performance period. The performance period for the PSUs granted on January 15, 2014 is January 1, 2014 through December 31, 2016. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the PSUs and the LTI awards made by the Compensation Committee.

(4)

The stock options and RSUs were granted under our stock incentive plan, and vest ratably over a three-year period. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the LTI awards made by the Compensation Committee.

(5)

SPSUs are granted under our stock incentive plan. On the grant date, each recipient received an award of a target number of SPSUs, and the recipient will earn between 0% and 150% of this target award based on the level of free cash flow achieved by the Company for the fiscal year ending December 31, 2014. Under the program, the recipients will receive a similar award in 2015 that will be based on the free cash flow achieved by the Company for the fiscal year ending December 31, 2015. All earned SPUs will convert to an equivalent number of shares of the Company’s common stock and be paid out in 2016. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the LTI awards made by the Compensation Committee.

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The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2014.

Outstanding Equity Awards at 2014 Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
David D. Dunlap	144,370	—		$25.49	04/28/2020	115,514	$2,327,607	—	—
	60,211	—		$34.60	12/10/2020
	66,716	—		$28.59	12/08/2021
	36,960	—		$28.57	02/10/2022
	53,453	106,903	(4)	$23.03	01/15/2023
	—	215,827	(5)	$26.02	01/15/2024
Robert S. Taylor	60,000	—		$17.46	06/24/2015	37,371	$753,026	19,007	$382,991
	24,000	—		$24.99	02/23/2016
	14,591	—		$35.69	12/14/2016
	15,908	—		$35.84	12/06/2017
	41,186	—		$12.86	12/04/2018
	27,655	—		$20.30	12/10/2019
	40,725	—		$21.93	04/01/2020
	18,246	—		$34.60	12/10/2020
	20,237	—		$28.59	12/08/2021
	13,419	—		$28.57	02/10/2022
	17,205	34,410	(4)	$23.03	01/15/2023
	—	70,032	(5)	$26.02	01/15/2024
Brian K. Moore	19,918	—		$20.01	04/20/2016	99,167	$1,998,215	17,294	$348,474
	20,998	—		$16.56	01/31/2017
	31,437	—		$16.29	03/20/2017
	44,276	—		$23.29	01/31/2021
	26,718	13,359	(6)	$28.09	01/31/2022
	15,657	31,314	(4)	$23.03	01/15/2023
	—	63,723	(5)	$26.02	01/15/2024
A. Patrick Bernard	37,500	—		$17.46	06/24/2015	24,203	$487,690	12,257	$246,979
	15,000	—		$24.99	02/23/2016
	9,120	—		$35.69	12/14/2016
	13,729	—		$35.84	12/06/2017
	33,824	—		$12.86	12/04/2018
	22,712	—		$20.30	12/10/2019
	40,725	—		$21.93	04/01/2020
	14,984	—		$34.60	12/10/2020
	16,621	—		$28.59	12/08/2021
	5,666	—		$28.57	02/10/2022
	11,097	22,194	(4)	$23.03	01/15/2023
	—	45,162	(5)	$26.02	01/15/2024
William B. Masters	8,413	—		$40.69	02/28/2018	22,585	$455,088	11,753	$236,823
	25,227	—		$12.86	12/04/2018
	16,939	—		$20.30	12/10/2019
	32,000	—		$21.93	04/01/2020
	11,175	—		$34.60	12/10/2020
	12,395	—		$28.59	12/08/2021
	7,461	—		$28.57	02/10/2022
	10,157	20,313	(4)	$23.03	01/15/2023
	—	43,309	(5)	$26.02	01/15/2024

58	SPN 2015 Proxy Statement

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(1)	The shares of restricted stock and restricted stock units held by our named executive officers as of December 31, 2014 vest as follows:

Name	Total Unvested Restricted Stock/RSUs	Vesting Schedule
Mr. Dunlap	115,514	10,494 shares vesting on 1/1/15
		40,058 shares vesting on 1/15/15
		5,688 shares vesting on 2/10/15
		40,058 shares vesting on 1/15/16
		19,216 shares vesting on 1/15/17
Mr. Taylor	37,371	3,183 shares vesting on 1/1/15
		12,944 shares vesting on 1/15/15
		2,065 shares vesting on 2/10/15
		12,944 shares vesting on 1/15/16
		6,235 shares vesting on 1/15/17
Mr. Moore	99,167	11,779 shares vesting on 1/15/2015
		11,599 shares vesting on 1/31/2015
		58,337 shares vesting on 12/12/2015
		11,778 shares vesting on 1/15/2016
		5,674 shares vesting on 1/15/2017
Mr. Bernard	24,203	2,614 shares vesting on 1/1/15
		8,348 shares vesting on 1/15/15
		872 shares vesting on 2/10/15
		8,348 shares vesting on 1/15/16
		4,021 shares vesting on 1/15/17
Mr. Masters	22,585	1,949 shares vesting on 1/1/15
		7,816 shares vesting on 1/15/15
		1,148 shares vesting on 2/10/15
		7,816 shares vesting on 1/15/16
		3,856 shares vesting on 1/15/17

(2)	Based on the closing price of our common stock on December 31, 2014 of $20.15, as reported on the NYSE.

(3)

Represents the maximum award of SPSUs granted to and held by each of our named executives other than Mr. Dunlap, which awards are earned based on the level of the Company’s 2014 free cash flow and continued service. Effective February 26, 2015, the Compensation Committee certified that the level of 2014 free cash flow resulted in the executives earning 150% of the target award, and these awards converted to time-based awards vesting in 2016.

(4)	The unvested options will vest in two equal increments on January 15, 2015 and 2016.

(5)	The unvested options will vest in three equal increments on January 15, 2015, 2016 and 2017.

(6)	The unvested options will vest on January 31, 2015.

The following table sets forth certain information regarding the exercise of stock options and the vesting of restricted stock during the fiscal year ended December 31, 2014 for each of the named executive officers.

Option Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
David D. Dunlap	—	—	45,289	$1,180,725
Robert S. Taylor	136,200	$2,878,290	14,461	$ 376,203
Brian K. Moore	—	—	76,042	$2,493,551
A. Patrick Bernard	50,483	$1,103,054	9,870	$ 258,126
William B. Masters	—	—	8,594	$ 223,766

(1)	The value realized is based on the difference between the weighted-average sale price of the shares sold upon exercise of the options and the exercise price of each option.

(2)

The value realized is based on the closing sale price on the applicable date of vesting of the restricted stock award, or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

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RETIREMENT BENEFIT PROGRAMS

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (the SERP) provides retirement benefits to the Company’s executive officers and certain other designated key employees. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP are in the form of credits to a notional account maintained for each participant. The Company may elect to set aside funds in a rabbi trust to cover the benefits under the SERP, though such funds remain subject to the claims of the Company’s creditors.

Contributions:    Under the SERP, the Company generally makes annual contributions ranging from 2.5% to 25% of salary and annual cash bonus based on the participant’s age and years of service. Executives whose combined age and years of service was at least 55 as of December 31, 2008, receive higher annual contributions, ranging from 10% to 35% of base salary and annual cash bonus. The highest annual contribution made for an executive during 2014 was 20%. The Compensation Committee, in its sole discretion, may also make discretionary contributions to a participant’s SERP account.

Vesting:    A participant vests in his SERP account upon the earliest to occur of: (i) attaining six years of service (including service prior to the adoption of the SERP), upon which amounts in the SERP account vest in 20% annual increments provided the participant remains employed; (ii) attaining age 65; (iii) a change of control; (iv) becoming disabled; or (v) termination of the participant’s employment without cause by the Company. Regardless of their vested status, participants will forfeit all benefits under the SERP if they are terminated for cause or, if within 36 months of a termination without cause, engage in any activity in competition with any activity of the Company or inimical, contrary or harmful to the interests of the Company.

Earnings:    Following the end of each plan year, SERP credits are adjusted to reflect earnings on the average daily balance of the notional accounts during the year, at a rate of interest equal to the Company’s after-tax long-term borrowing rate for the year.

Payout:    Upon separation from service, participants are paid their vested SERP accounts in a lump sum or installments, as elected by the participant, commencing seven months after separation from service.

Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation Plan (the NQDC Plan) provides an income deferral opportunity for executive officers and certain senior managers of the Company who qualify for participation. The NQDC Plan is unfunded, but the Company may elect to set aside funds in a rabbi trust to cover the benefits under the plan, though such funds remain subject to the claims of the Company’s creditors.

Contributions:    Participants in the NQDC Plan may make an advance election each year to defer up to 75% of base salary, 100% of their annual bonus and 50% of the cash payout value of any performance share units. The Company may provide a match of up to 100% of the deferrals, if approved by the Board, however the Board has not elected to provide a match.

Vesting:    Participants are immediately 100% vested in their benefits under the NQDC Plan, with the exception of matching contributions, which, if made, would vest according to the same schedule provided under the Company’s 401(k) plan.

Earnings:    Participants earn a rate of return on their NQDC Plan account that approximates the rate of return that would be provided by certain specified mutual funds that participants may designate from a list of available funds selected by the NQDC Plan administrative committee.

Payout:    Benefits are paid in either a lump-sum or in equal annual installments over a 2- to 15-year period, as elected by the participant. Generally, benefits that are due as a result of a termination of service are paid or commence in the seventh month after termination. However, only participants who are at least age 55 with at least five years of service at termination will be eligible to receive or continue receiving installment distributions following termination.

See “Executive Compensation — Compensation Discussion and Analysis” for more information on these retirement programs.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation for 2014

Name	Executive Contributions in 2014(1)	Registrant Contributions in 2014(2)	Aggregate Earnings in 2014	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/14
David D. Dunlap
NQDC Plan	—	—	$ 24,997(3)	—	$ 283,198
SERP	—	$ 75,000	$ 14,088(4)	—	$ 433,549(6)
Robert S. Taylor
NQDC Plan	—	—	—	$(163,455)	—
SERP	—	$108,160	$ 40,000(4)	—	$1,126,202(6)
Brian K. Moore
NQDC Plan	—	—	—	—	—
SERP	—	$ 88,575	$ 4,319(4)	—	$ 198,753(6)
A. Patrick Bernard
NQDC Plan	$148,533	—	$260,502(3)	—	$4,829,352(5)
SERP	—	$ 62,775	$ 24,623(4)	—	$ 689,424(6)
William B. Masters
NQDC Plan	$ 23,979	—	$ 770(3)	—	$ 105,615(5)
SERP	—	$ 36,120	$ 10,152(4)	—	$ 294,519(6)

(1)

Of the contributions reflected in this column, the following contributions are part of the total compensation for 2014 and are included under the salary column in the “Summary Compensation Table” herein: Mr. Bernard — $41,758 and Mr. Masters — $23,979. The remainder of the contributions reported in this column for Mr. Bernard were part of the total compensation reported for 2013 but paid in 2014.

(2)	The amounts reflected are part of each executive’s total compensation for 2014, and are included under the all other compensation column in the “Summary Compensation Table” herein.

(3)

With regard to the NQDC Plan, participant contributions are treated as if invested in one or more investment vehicles selected by the participant. The annual rate of return for these funds for fiscal year 2014 was as follows:

Fund	One Year Total Return
Model Portfolio — Conservative	1.33%
Model Portfolio — Moderate/Conservative	8.97%
Model Portfolio — Moderate	15.51%
Model Portfolio — Moderate/Aggressive	21.35%
Model Portfolio — Aggressive	28.26%
Nationwide VIT Money Market V	0%
PIMCO VIT Total Return Admin	-1.96%
PIMCO VIT Real Return Admin	-9.22%
MFS VIT Value Svc	35.59%
Dreyfus Stock Index Initial	32.03%
American Funds IS Growth 2	30.10%
JPMorgan IT Mid Cap Value 1	32.30%
Morgan Stanley UIF Mid Cap Growth I	37.49%
Royce Capital Small Cap	34.75%
Vanguard VIF Small Company Growth Inv	46.54%
MFS VIT II International Value Svc	27.63%
American Funds IS International 2	21.63%
Invesco VIF Global Real Estate I	2.71%

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(4)	Pursuant to the terms of the SERP, aggregate earnings for 2014 were calculated at a rate of interest equal to 4.08%, which was our after-tax long-term borrowing rate.

(5)

With regard to the NQDC Plan, of the contributions reflected in this column, $146,635 and $215,680 of Mr. Bernard’s contributions are part of his total compensation for 2013 and 2012, respectively, and $21,865 and $48,344 of Mr. Masters’ contributions are part of his total compensation for 2013 and 2012, respectively, each of which are included under the applicable columns in the “Summary Compensation Table” herein.

(6)

With regard to the SERP, the following amounts reflected in this column for each named executive officer are part of his total compensation for 2013 and are included under the all other compensation column in the “Summary Compensation Table”: Mr. Dunlap — $67,425, Mr. Taylor — $131,000, Mr. Moore — $105,859, Mr. Bernard — $74,439, and Mr. Masters — $40,087. The following amounts reflected in this column for each named executive officer are part of his total compensation for 2012 and are included under the all other compensation column in the “Summary Compensation Table”: Mr. Dunlap — $132,050, Mr. Taylor — $208,160, Mr. Bernard — $128,118, and Mr. Masters — $61,905.

62	SPN 2015 Proxy Statement

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

In addition to the post-employment benefits provided under the Company’s 401(k) plan, the SERP and the NQDC Plan (described above), we have also entered into employment agreements with each of our named executive officers entitling them to severance benefits upon a termination of employment by the Company under certain conditions or in connection with a change of control of the Company, as discussed below. See also “Executive Compensation — Compensation Discussion and Analysis” for additional information.

Set forth below is a description of the employment agreements and Change of Control Severance Plan in place with each of our named executive officers. As required by the SEC’s disclosure rules, we have included disclosure quantifying the potential payments to our named executives under various termination and change of control scenarios based on the agreements in place as of December 31, 2014.

Executive Employment Agreements and Severance Program

In December 2012, we entered into a new form of employment agreement with each of our executive officers, and also adopted a new Change of Control Severance Plan. The agreements and plan did not become effective, however, until June 2013 (January 2015 for Mr. Moore) in order to give the Board adequate time to assess our stockholders’ views of and level of support for the program. See “Executive Compensation — Compensation Discussion and Analysis – Components of Executive Compensation – Post-Employment Compensation” for a more information regarding of this program.

Employment Agreements — All Executive Officers.    During 2014, all of our executives were party to the same form of employment agreement that became effective in 2013, except for Mr. Moore (see discussion below). The initial term of each employment agreement is three years, and the term automatically extends for an additional year on the second anniversary and each anniversary thereof unless either the executive or the Company provides at least 60 days prior written notice of that party’s election not to extend the term. The employment agreements provide that our executive officers will:

•	receive a base salary that is no less than their base salaries in effect on January 1 of the year the agreement becomes effective,
•	be eligible for annual incentive bonuses and long-term incentive awards as approved by the Compensation Committee,

•	participate in the retirement and welfare benefit plans of the Company, and

•	be participants in the Change of Control Severance Plan.

Termination due to Incapacity, No Cause, Good Reason.    Under the employment agreements, if (i) the Company terminates an executive’s employment due to the executive’s incapacity, (ii) the Company terminates the executive’s employment without cause, or (iii) the executive terminates his employment for good reason, and such termination under (ii) or (iii) is not in connection with a change of control, then the Company will be required to pay or provide to the executive:

•

the executive’s base salary through the date of termination, any unpaid incentive compensation for calendar years completed prior to the date of termination, any rights under the terms of equity awards and any medical or other welfare benefits required by law (the Accrued Amounts);

•	a lump sum payment on the first business day following the date that is 60 days after the date of termination equal to the sum of:

¡	two times the sum of the executive’s (1) annual salary plus (2) target annual bonus; plus

¡	the executive’s target annual bonus for the year of termination, pro-rated for days of employment during such year; and

•

continued participation in the Company’s group health benefit plans for a period of 24 months for the executive and the executive’s spouse and/or family, as applicable (the Welfare Continuation Benefit).

The payments and benefits described in connection with such terminations are subject to the executive’s timely execution of a release of claims against the Company, and are also subject to the six month payment delay requirements under Internal Revenue Code Section 409A, if applicable.

Termination for No Cause or Good Reason with Change of Control.    If the executive is terminated by the Company without cause or if the executive

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EXECUTIVE COMPENSATION

terminates his employment for good reason and such termination occurs within six months before or 24 months after a change of control, then the Company will be required to pay or provide to the executive:

•	the Accrued Amounts;

•	a cash severance payment pursuant to the terms of the Change of Control Severance Plan (described further below in this section);

•

on the first business day following the date that is 60 days after the date of termination, a lump sum amount equal to the executive’s target annual bonus for the year of termination, pro-rated for days of employment during such year;

•	outplacement services for one year after termination at a cost of up to $10,000; and

•	the Welfare Continuation Benefit.

The executive is liable for any taxes, including any excise taxes on excess parachute payments, on the executive due to payments or benefits pursuant to the employment agreement and the Change of Control Severance Plan.

Termination for Cause, Death or Without Good Reason.    If the executive is terminated by the Company for cause, due to the executive’s death or by the executive without good reason, then the Company will only be required to pay to the executive (or to the executive’s estate) the Accrued Amounts.

Each employment agreement contains an indefinite confidentiality and protection of information covenant and a mutual non-disparagement covenant extending for one year after termination of employment. If the executive is terminated by the Company for cause or if the executive terminates the executive’s employment without good reason, the executive will be bound by a non-compete and non-solicitation covenant extending for one year after the date of the executive’s termination.

Change of Control Severance Plan.    Each executive participates in the Company’s Change of Control Severance Plan beginning on the effective date of his employment agreement. The potential severance payments due under the plan are determined as of the date of the change of control, based on a sharing pool that is calculated as a percentage of the transaction value (with such sharing pool increasing or decreasing as such transaction value increases or decreases, respectively). Although the potential severance payment due each participant in the plan is determined as of the date of the change on control, payments are only made if and when a participant experiences a qualifying termination as discussed above.

Calculation of change of control severance benefits.    Under the plan, at the time of a change of control, the Compensation Committee will determine each participant’s severance benefit as if the participant had experienced a qualifying termination on the date of the change of control. The severance benefit determined by the Compensation Committee to be potentially payable to each participant is final and binding.

The severance benefit is equal to each participant’s portion of the sharing pool, which is the total cash available under the plan to be distributed to all the participants as cash severance. As noted above, each participant’s severance benefit will be determined based on the assumption that the participant is terminated on the date of the change of control, and will also be determined according to two principles: (1) each participant receives as “net after-tax benefit” the same percentage (to within +/- 0.1%) of the total net after-tax benefit that would be received by all participants under the plan as his or her percentage interest; and (2) the total net after-tax benefit received by all participants is maximized. Under the plan, each participant’s “net after-tax benefit” is the sum of the participant’s total change of control value and severance benefit, reduced by the total tax liability (as such terms are defined in the plan).

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Determination of “sharing pool.”    The total severance benefits payable under the plan may not exceed the “sharing pool.” The sharing pool is determined based on the transaction value (as defined in the plan, but generally includes the consideration paid for the outstanding shares of our common stock plus any debt assumed less cash assumed) at the time of the change of control, as follows:

Transaction Value (in Billions)	Sharing Pool (7 Executives)	Sharing Pool as a Percentage of Transaction Value (Approximate)
$1.0	$14,600,000	1.46%
$2.0	$17,925,601	0.90%
$2.5	$18,726,908	0.75%
$3.0	$19,545,266	0.65%
$3.5	$20,381,202	0.58%
$4.0	$21,235,260	0.53%
$4.5	$22,108,000	0.49%
$5.0	$23,000,000	0.46%
$5.5	$23,892,000	0.43%
$6.0	$24,803,260	0.41%
$6.5	$25,734,358	0.40%
$7.0	$26,685,889	0.38%
$7.5	$27,658,465	0.37%
$8.0	$28,652,719	0.36%
$8.5	$29,669,301	0.35%
$9.0	$30,708,880	0.34%
$9.5	$31,772,146	0.33%
$10.0	$32,859,811	0.33%
$10.5	$33,972,605	0.32%
$11.0	$35,111,283	0.32%
$20.0	$42,000,000	0.21%

If the actual transaction value at the time of a change of control falls between the transaction values shown above, the sharing pool will be interpolated, and the Compensation Committee will determine the sharing pool should the applicable transaction value fall outside the values above. In addition, the sharing pool values will be adjusted if new participants are added or removed from the plan between the effective date of the plan and the date of the change of control. Specifically, the sharing pool will be decreased or increased, as applicable, by the amount that is equal to the applicable transaction value multiplied by 0.07% or 0.04% if the individual is in the top half or bottom half, respectively, of participants ranked by their “combined compensation” (as defined in the plan), as determined by the Compensation Committee. The table above represents an adjusted sharing pool, as one of the original participants in the plan left the Company in 2014 resulting in only seven participants as of December 31, 2014. Under the plan, a participant’s “combined compensation” is the sum value of the participant’s base salary, target bonus, and unvested long-term incentives, as those terms are defined in the plan.

Calculation of participant’s percentage interest in the sharing pool.    Each participant’s interest, or “participation alignment,” in the sharing pool is initially determined by dividing the participant’s “combined compensation” by the sum of the combined compensation for all participants, thus resulting in a percentage amount for each participant which, in total, add up to 100%. The difference between the participation alignment of the participant with the highest combined compensation and the participation alignment of the participant with the second highest combined compensation of all the participants as of the date of the change of control may not exceed the percentage that is equal to (1/n)% +12%, where n is the number of participants as of the date of the change of control. If necessary, the participation alignment of the participant with the highest combined compensation as of the date of the change of control will be decreased and the participation alignments of each of the other participants increased on a pro rata basis such that (1) the rule contained in the preceding sentence is respected and (2) the sum of the participation

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alignments of all participants is equal to 100% (effectively capping the highest paid executive’s benefit).

Employment Agreement — Mr. Moore.    During 2014, we were party to an employment agreement with Mr. Moore that we assumed in connection with our acquisition of Complete in 2012. This assumed agreement expired by its terms on December 31, 2014, and on January 1, 2015, the agreement we entered into with Mr. Moore in December 2012 (along with our other executives as described above) became effective. The following describes the benefits that would have been due Mr. Moore under the assumed agreement in connection with various termination scenarios as of December 31, 2014.

Termination for No Cause.    Pursuant to the agreement, in the event Mr. Moore was terminated by the Company other than for cause, Mr. Moore would have been entitled to receive, in addition to any other amounts payable:

•	a lump-sum payment within 70 days after the date of such termination in an amount equal to the sum of:

¡	one and two-thirds times (1.67x) the sum of his base salary plus the greater of (i) seventy-five percent (75%) of his base salary, or (ii) the highest annual bonus earned in the preceding three fiscal years; plus

¡	seventy-five percent (75%) of his base salary pro-rated to the days of service with the Company prior to termination, including date of termination;

•	a lump-sum payment in lieu of an automobile allowance for up to 20 months following the date of termination; and

•	health and disability coverage and benefits for up to 20 months following the date of termination.

In addition, all of Mr. Moore’s unvested stock options and restricted stock would have immediately vest and his options would have had an additional twelve months to exercise, but in no event later than the tenth anniversary of the option grant date.

Termination for No Cause or Good Reason with Change of Control.    In the event Mr. Moore’s employment was terminated by the Company without cause or he left under certain circumstances during the period beginning six months prior to and ending two years following a change of control, Mr. Moore would have been entitled to receive, in addition to any other amounts payable:

•	a lump-sum payment within 70 days after the date of such termination in an amount equal to the sum of:

¡	two and one half times (2.5x) the sum of his base salary plus the greater of (i) seventy-five percent (75%) of his base salary or (ii) the highest annual bonus earned in the preceding three fiscal years; plus

¡	seventy-five percent (75%) of his base salary pro-rated for the number of days of service with the Company prior to termination, including date of termination; plus

¡	two and one half times (2.5x) the amount we would be required to contribute to his 401(k), deferred compensation and other retirement plans based on his base salary and the Company contributions then in effect; plus

¡	two and one half times (2.5x) his annual car allowance.

•	health and disability coverage and benefits for up to two and half years following the date of termination.

In addition, all of Mr. Moore’s unvested stock options and restricted stock would have immediately vest and he would have had an additional twelve months to exercise his options, but in no event could he exercise them later than the tenth anniversary of the applicable grant date. Further, Mr. Moore was entitled to receive additional tax-gross up payments to compensate for excise taxes imposed by Section 4999 of the Internal Revenue Code on the compensation and benefits provided.

66	SPN 2015 Proxy Statement

EXECUTIVE COMPENSATION

Except as otherwise noted, the following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2014 termination date, and where applicable, using the closing price of our common stock of $20.15 (as reported on the NYSE as of December 31, 2014). Excluded are benefits provided to all employees, such as accrued vacation and benefits provided by third parties under our life and other insurance policies. Also excluded are benefits our named executive officers would receive upon termination of employment under the SERP and the NQDC Plan, as described above, as well as benefits under our 401(k) plan. The table also assumes the following:

•	the number of participants in the Change of Control Severance Plan is seven and does not include Mr. Moore, who did not become a participant until January 1, 2015;

•

the transaction value on December 31, 2014 is $4.272 billion (estimated value assumes equity based on December 31, 2014 stock price plus all outstanding debt on the December 31, 2014 balance sheet); and

•	the corresponding sharing pool is $21,710,031.

Name	Lump Sum Severance Payment	Outstanding Unvested Options	Outstanding Restricted Stock/RSUs	Outstanding SPSUs(3)	Outstanding PSUs	Health Benefits	Tax Gross-Up	Total
David D. Dunlap
• Retirement	n/a	(2)	(2)	n/a	(3)	n/a	n/a	—
• Death	n/a	$ 0	$2,327,607	n/a	(3)	n/a	n/a	$2,327,607
• Disability/Incapacity	$5,600,000	$ 0	$2,327,607	n/a	(3)	$31,298	n/a	$7,958,905
• Termination – No Cause	$5,600,000	(2)	(2)	n/a	(3)	$31,298	n/a	$5,631,298
• Termination – Good Reason	$5,600,000	n/a	n/a	n/a	(3)	$31,298	n/a	$5,631,298
• Termination after Change of Control(1)	$11,095,538	$ 0	$2,327,607	n/a	$11,760,000	$31,298	n/a	$25,214,443
Robert S. Taylor
• Retirement	n/a	(2)	(2)	$382,991	(3)	n/a	n/a	$382,991
• Death	n/a	$ 0	$ 753,026	$382,991	(3)	n/a	n/a	$1,136,017
• Disability/Incapacity	$2,379,520	$ 0	$ 753,026	$382,991	(3)	$31,298	n/a	$3,546,835
• Termination – No Cause	$2,379,520	(2)	(2)	$382,991	(3)	$31,298	n/a	$2,793,809
• Termination – Good Reason	$2,379,520	n/a	n/a	$382,991	(3)	$31,298	n/a	$2,793,809
• Termination after Change of Control(1)	$2,157,746	$ 0	$ 753,026	$382,991	$3,800,800	$31,298	n/a	$7,125,861
Brian K. Moore
• Retirement	n/a	(2)	(2)	$348,474	(3)	n/a	n/a	$348,474
• Death/Disability	n/a	$ 0	$1,764,495	$348,474	(3)	n/a	n/a	$2,112,969
• Termination – No Cause	$2,747,610	$ 0	$1,998,215	$348,474	(3)	$26,082	n/a	$5,120,381
• Termination – Change in Control	$3,916,198	$ 0	$1,998,215	$348,474	$3,458,800	$39,123	$ 0	$9,760,809
A. Patrick Bernard
• Retirement	n/a	(2)	(2)	$246,979	(3)	n/a	n/a	$246,979
• Death	n/a	$ 0	$ 487,690	$246,979	(3)	n/a	n/a	$743,382
• Disability/Incapacity	$1,715,850	$ 0	$ 487,690	$246,979	(3)	$31,298	n/a	$2,481,817
• Termination – No Cause	$1,715,850	(2)	(2)	$246,979	(3)	$31,298	n/a	$1,994,127
• Termination – Good Reason	$1,715,850	n/a	n/a	$246,979	(3)	$31,298	n/a	$1,994,127
• Termination after Change of Control(1)	$3,027,012	$ 0	$ 487,690	$246,979	$2,451,400	$31,298	n/a	$6,244,379
William B. Masters
• Retirement	n/a	(2)	(2)	$236,823	(3)	n/a	n/a	$236,823
• Death	n/a	$ 0	$ 455,088	$236,823	(3)	n/a	n/a	$691,911
• Disability/Incapacity	$1,974,560	$ 0	$ 455,088	$236,823	(3)	$31,298	n/a	$2,697,769
• Termination – No Cause	$1,974,560	(2)	(2)	$236,823	(3)	$31,298	n/a	$2,242,681
• Termination – Good Reason	$1,974,560	n/a	n/a	$236,823	(3)	$31,298	n/a	$2,242,681
• Termination after Change of Control(1)	$3,275,355	$ 0	$ 455,088	$236,823	$2,298,600	$31,298	n/a	$6,297,164

SPN 2015 Proxy Statement	67

EXECUTIVE COMPENSATION

(1)

Certain of the benefits described in the table would be achieved in the event of a change of control alone, and would not require a termination of the executive’s employment. In particular, pursuant to the terms of our stock incentive plans and the individual award agreements, upon a change of control as defined in the plans, (i) all outstanding stock options would immediately vest, (ii) all restrictions on outstanding restricted shares and RSUs would lapse, (iii) all outstanding SPSUs would be paid out as if the maximum level of performance had been achieved and (iv) all outstanding PSUs would be paid out as if the maximum level of performance had been achieved. Each executive is also entitled to outplacement assistance of up to $10,000, and the lump sum severance payment due each executive includes the following:

Name	Change of Control Severance Plan Payment	Target Bonus Payment
Mr. Dunlap	$9,895,538	$1,200,000
Mr. Taylor	$1,725,106	$ 432,640
Mr. Bernard	$2,734,062	$ 292,950
Mr. Masters	$2,938,235	$ 337,120

(2)

Pursuant to the terms of the restricted stock, RSUs and stock option agreements, upon termination of the executive’s employment as a result of retirement or termination by the Company, the Compensation Committee, in its discretion, may elect to accelerate the vesting of such awards.

(3)

Pursuant to the terms of the PSU and SPSU award agreements, if an executive’s employment terminates prior to the end of the applicable performance period as a result of retirement, death, disability, or termination for any reason other than the voluntary termination by the executive or termination by the Company for cause, then the executive retains a pro-rata portion of outstanding award based on his employment during the performance period, and the remaining units will be forfeited. The retained units will be valued and paid out to the executive in accordance with their original payment schedule based on the Company’s achievement of the applicable performance criteria. Upon a voluntary termination by the executive or a termination by the Company for cause, all outstanding units are forfeited. With respect to the SPSUs, in February 2015, the Compensation Committee determined that the Company had achieved the maximum level of performance of the free cash flow metric applicable to the outstanding SPSUs, thus the amounts in the table reflect the year-end value of 150% of the target 2014 SPSU award.

68	SPN 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

Why am I receiving this proxy statement?

Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 8, 2015, the record date for the annual meeting, and are entitled to vote at the annual meeting. This proxy statement, along with a proxy card or a voting instruction card and a copy of our 2014 annual report, are being mailed to our stockholders on or about April 17, 2015. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares of our common stock.

On what matters will I be voting?

At the annual meeting, our stockholders will be asked to (i) elect the eight director nominees, (ii) hold an advisory vote on the compensation of our named executive officers (the “say-on-pay” proposal), (iii) adopt the Amended and Restated 2013 Stock

Incentive Plan, (iv) ratify the appointment of KPMG as our independent registered public accounting firm for 2015 and (v) consider any other business that may properly come before the meeting.

When and where will the annual meeting be held?

The meeting will be held at 9:00 a.m., Central Standard Time, on Friday, May 22, 2015, at our headquarters located at 1001 Louisiana Street, Houston, Texas,

77002. To obtain directions to our headquarters and vote in person, please contact us at (713) 654-2200.

How many votes may I cast?

You have one vote for every share of our common stock that you owned on the record date for the annual meeting.

How many shares of our common stock are eligible to be voted?

As of the record date for the annual meeting, we had 150,363,393 shares of our common stock outstanding,

each of which entitles the holder to one vote.

How many shares of our common stock must be present to hold the annual meeting?

Our Bylaws provide that a majority of the outstanding shares of our common stock entitled to vote generally in the election of directors, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, 75,181,697 shares of our common stock constitute a quorum. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your broker, bank or other nominee how to vote your shares on any of the proposals, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists. In addition, stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals.

SPN 2015 Proxy Statement	69

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

What are my voting options on each proposal? How does our Board recommend that I vote? How many votes are required to approve each proposal?

Proposal	Your Voting Options	Board’s Recommendation	Vote Required to Approve the Proposal
No. 1: Election of the eight director nominees	You may vote “FOR” each nominee or choose to “WITHHOLD” your vote for all or none or one of the nominees	FOR each of the eight director nominees	Directors will be elected by plurality. That means the nominees who receive the greatest number of “for” votes will be elected, except that a nominee who receives a greater number of “withhold” than “for” votes must tender his resignation
No. 2: Approval of the say-on-pay proposal (advisory)	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR approval of our executive compensation as disclosed in this proxy statement	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal
No. 3: Adoption of the Amended and Restated 2013 Stock Incentive Plan	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR approval of our Amended and Restated 2013 Stock Incentive Plan	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal
No. 4: Ratification of KPMG as our independent registered public accounting firm for 2015	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR ratification of our selection of KPMG as our independent auditor for 2015	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” In this case, we have sent the proxy materials directly to you.

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of such shares held in “street name.” In this case, the proxy materials have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or Internet. You should also be aware that you may not vote shares held in street name by returning a proxy card directly to us or by voting in person at the annual meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

70	SPN 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

What happens if I complete the proxy or voting instruction card? What if I don’t vote for a proposal? On which proposals may my shares be voted without receiving voting instructions from me?

If you properly complete, sign, date and return a proxy or voting instruction form, your shares will be voted as you specify.

If you are a stockholder of record and you do not submit voting instructions on your returned proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

If you are a beneficial owner, under the rules of the NYSE, your broker, bank or other nominee may generally vote your shares on routine matters without receiving voting instructions from you but cannot vote your shares on non-routine matters. Of the proposals, only the ratification of the appointment of KPMG as our independent registered public accounting firm for 2015 is a routine matter. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares on the remainder of the proposals, the organization will not have the authority to vote your shares of our common stock on those matters. This is generally referred to as a “broker non-vote.”

What are the effects of abstentions and broker non-votes on each proposal?

Abstentions will:

•	have no effect on the election of directors (Proposal 1).

•	have the effect of a vote “AGAINST” the remainder of the proposals (Proposal 2, Proposal 3 and Proposal 4).

Broker non-votes will:

•	have no effect on the election of directors (Proposal 1), the say-on-pay proposal (Proposal 2) and the Amended and Restated 2013 Stock Incentive Plan proposal (Proposal 3), since the stockholder of record of these shares is not entitled to vote on the specific matter without instructions from the beneficial owner.

•

not occur with respect to ratification of the appointment of KPMG as our independent registered public accounting firm for 2015 (Proposal 4), since this is a routine matter and a broker, bank or other nominee can vote on Proposal 4 without instructions from the beneficial owner. However, if the broker, bank or other nominee does not vote on Proposal 4, an abstention will occur.

How do I vote?

You may vote using any of the following methods depending on if you are a stockholder of record or a beneficial owner.

Proxy card or voting instruction card by mail: Be sure to complete, sign and date such card and return it in the prepaid envelope.

Telephone or Internet: Stockholders of record can vote via the Internet 24 hours a day, seven days a week until 11:59 p.m. on May 21, 2015 at www.voteproxy.com. Please have your proxy card available when you access the website. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the instructions on how to submit your voting instructions in the materials you receive from such organization.

In person at the annual meeting: All stockholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by properly designating such person as your proxy. If you are a beneficial owner of shares of our common stock, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote your shares at the annual meeting.

SPN 2015 Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

Can I change my vote?

Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock by notice in writing to our Secretary, by our timely receipt of another proxy with a later date or by voting in person at the meeting. Your attendance alone at the annual meeting will not be enough to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies to vote at the annual meeting. We have retained Georgeson, Inc., 480 Washington Boulevard, 26th Floor, Jersey City, New Jersey 07310, for an estimated fee of $11,500 plus reimbursement of certain reasonable expenses, to assist in the solicitation of proxies and otherwise in connection with the annual meeting. We and our proxy solicitor will also request banks, brokers and other nominees holding shares of our common stock beneficially owned by others to send this proxy statement, the proxy card and our 2014 annual report to, and obtain voting instructions from, the beneficial owners and will reimburse such organization for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be decided at the meeting?

Our Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the annual meeting, the proxy holder will vote any shares of our common stock for which he holds a proxy in his discretion.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be used to vote your shares at the postponed or adjourned meeting.

You will still be able to change or revoke your proxy until it is used to vote your shares.

72	SPN 2015 Proxy Statement

2016 STOCKHOLDER NOMINATIONS AND PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002, by December 15, 2015.

Our Bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. For our 2016 annual meeting, a stockholder’s notice must be received by our Secretary between and including January 23, 2016 and February 22, 2016. Such notice must comply with the requirements set forth in our Bylaws. A copy of our Bylaws is available upon request c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. We urge our stockholders to send their proposals by certified mail, return receipt requested.

By Order of the Board of Directors,

WILLIAM B. MASTERS

Executive Vice President, General Counsel and

Secretary

Houston, Texas

April 17, 2015

SPN 2015 Proxy Statement	73

ANNEX A

SUPERIOR ENERGY SERVICES, INC.

AMENDED AND RESTATED

2013 STOCK INCENTIVE PLAN

1.             Purpose.     The purpose of the Amended and Restated 2013 Stock Incentive Plan (the “Plan”) of Superior Energy Services, Inc. (“Superior”) is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the “Company”) by furnishing stock-and cash-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate officers, directors, employees, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Superior’s stockholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, $.001 par value per share, of Superior (the “Common Stock”) or cash, which may or may not be valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Superior owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.             Administration.

2.1             Composition.     The Plan shall generally be administered by the Compensation Committee of the Board of Directors of Superior (the “Board”) or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”), and (c) qualify as an “independent director” under the rules of the New York Stock Exchange.

2.2             Authority.     The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3.             Eligible Participants.     Officers, directors and employees of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 13.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4.             Types of Incentives.     Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units; (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10), and (g) Cash-Based Performance Awards (as defined in Section 11).

5.             Shares Subject to the Plan.

5.1             Number of Shares.     Subject to adjustment as provided in Section 13.5, a total of 14,850,000 shares of Common Stock shall be authorized for grant under the Plan.

SPN 2015 Proxy Statement	A-1

ANNEX A

5.2             Share Counting.

A.         The above authorized Plan limit shall be reduced by one share of Common Stock for every one share of Common Stock subject to a stock option or a SAR granted under the Plan, and by 1.6 shares of Common Stock for every one share of Common Stock subject to Incentives granted under the Plan in a form other than stock options or SARs.

B.         To the extent any shares of Common Stock covered by a stock option or SAR granted under the Plan are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan and such shares may again be issued under the Plan. Cash-Based Performance Awards shall have no effect on the Plan limit in Section 5.1.

C.         In the event that shares of Common Stock issued as an Incentive under the Plan are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited or reacquired shares may again be issued under the Plan.

D.         The following shares of Common Stock may not again be made available for issuance as Incentives under the Plan: (i) shares of Common Stock delivered or withheld in payment of the exercise of a stock option, (ii) shares of Common Stock delivered or withheld from payment of an Incentive to satisfy tax obligations with respect to the Incentive, and (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise price of a stock option.

E.         With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

F.         Any share of Common Stock that again becomes available for grant under the Plan shall be added back to the total number of shares available for grant under the Plan as one share if such share was subject to a stock option or SAR, and as 1.6 shares if such share was subject to an Incentive other than a stock option or SAR.

5.3             Limitations on Awards.     Subject to adjustments as provided in Section 13.5, the following additional limitations are imposed under the Plan:

A.         The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 14,850,000 shares.

B.         Except as set forth in Section 5.3E. with respect to awards to non-management directors, the maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan, including stock options and SARS, to any one individual during any one calendar-year period shall be 1,000,000 shares. The foregoing provision shall be construed in a manner consistent with Section 162(m).

C.         No more than 742,500 shares of Common Stock may be issued as restricted stock, restricted stock units and Other Stock-Based Awards (as defined in Section 10) without compliance with the minimum vesting periods provided in Sections 7.2, 8.2 and 10.2, provided that the shares issued under this limit may not be issued to employees who are subject to Section 16 of the 1934 Act. Further, all stock options and SARs granted to employees must comply with the minimum vesting periods provided in Sections 6.3 and 9.3.

D.         The maximum value of a Cash-Based Performance Award or an Other Stock-Based Award that is valued in dollars rather than shares of Common Stock (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $10,000,000.

A-2	SPN 2015 Proxy Statement

ANNEX A

E.         The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to a non-management director during any one calendar-year period shall be 50,000 shares.

5.4             Type of Common Stock.     Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.             Stock Options.     A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1             Price.     The exercise price per share shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2             Number.     The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

6.3             Duration and Time for Exercise.     The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee, provided that stock options granted to employees may not become fully exercisable prior to the third anniversary of the date of grant, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). Notwithstanding the foregoing, the Committee may at any time in its discretion accelerate the exercisability of any stock option.

6.4             Repurchase.     Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5             Manner of Exercise.     A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, or (f) in such other manner as may be authorized from time to time by the Committee.

6.6             Repricing.     Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 13.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this

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Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise or base price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7             No Dividend Equivalent Rights.     Participants holding stock options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

6.8             Incentive Stock Options.     Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A.             Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B.             All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C.             No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

D.             The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7.             Restricted Stock.

7.1            Grant of Restricted Stock.     The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 12 below and meet the additional requirements imposed by Section 162(m).

7.2            The Restricted Period.     At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals and except as provided in Section 5.3C., the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company if so provided in the Incentive Agreement.

7.3            Escrow.     The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of

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restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc. 2013 Stock Incentive Plan, as it may be amended (the “Plan”), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.

7.4            Dividends on Restricted Stock.     Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to the attainment of the performance goals applicable to the underlying shares of restricted stock.

7.5            Forfeiture.     In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5 due to a recapitalization or other change in capitalization.

7.6            Expiration of Restricted Period.     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7            Rights as a Stockholder.     Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8.             Restricted Stock Units.

8.1            Grant of Restricted Stock Units.     A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 12 and meet the additional requirements imposed by Section 162(m).

8.2            Vesting Period.     At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of restricted stock units may have a different Vesting Period. Except for restricted stock units that vest based on the attainment of performance goals and except as provided in Section 5.3C., a Vesting Period of at least three years is required, with incremental vesting of portions of the award over the three-year period permitted

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(provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). If the vesting of the restricted stock units is based upon the attainment of performance goals, a minimum Vesting Period of one year is allowed. The acceleration of the expiration of the Vesting Period shall occur as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company if so provided in the Incentive Agreement.

8.3            Dividend Equivalent Accounts.     Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. The participant shall have no rights to the amounts or other property credited to such account until the applicable RSU vests. Notwithstanding the above, if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs shall be subject to the attainment of the performance goals applicable to the underlying RSUs.

8.4            Rights as a Stockholder.     Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

9.             Stock Appreciation Rights.

9.1             Grant of Stock Appreciation Rights.     A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

9.2             Number.     Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

9.3             Duration and Time for Exercise.     The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee, provided that SARs granted to employees may not become fully exercisable prior to the third anniversary of the date of grant, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). Notwithstanding the foregoing, the Committee may at any time in its discretion accelerate the exercisability of any SAR.

9.4             Exercise.     A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5             Payment.     The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

A.         the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by

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B.         the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

9.6             No Dividend Equivalent Rights.     Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

10.            Other Stock-Based Awards.

10.1             Grant of Other Stock-Based Awards.     Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 12 below and meet the additional requirements imposed by Section 162(m).

10.2             Limitations.     At the time an Other Stock-Based Award is granted, the Committee shall establish a period of time during which the Other Stock-Based Award shall vest (the “Vesting Period”). Each Other Stock-Based Award may have a different Vesting Period. Except for Other Stock-Based Awards that vest based on the attainment of performance goals and except as provided in Section 5.3C., a Vesting Period of at least three years is required, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). If the vesting of the Other Stock-Based Award is based upon the attainment of performance goals, a minimum Vesting Period of one year is allowed.

11.            Cash-Based Performance Awards.     The Committee may grant Incentives in the form of “Cash-Based Performance Awards” to eligible participants, which shall consist of the opportunity to earn cash awards based on performance. A Cash-Based Performance Award shall be subject to such terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent that a Cash-Based Performance Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m), it must be made subject to the attainment of performance goals as described in Section 12 below and meet the additional requirements imposed by Section 162(m). At the time that a Cash-Based Performance Award is granted, the Committee shall establish the vesting criteria for such Incentive including, as applicable, the performance period and the time or times at which any payout shall be deemed vested and payable.

12.            Performance Goals for Section 162(m) Awards.     To the extent that shares of restricted stock, restricted stock units, Other Stock-Based Awards or Cash-Based Performance Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Superior, a division or a subsidiary: earnings per share; earnings before interest, taxes, depreciation

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and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; pre-tax income; safety performance; reduction of expenses; free cash flow or increase in cash flow; or DSO (days sales outstanding) improvement. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.

13.            General.

13.1             Duration.     No Incentives may be granted under the Plan after May 22, 2025; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

13.2             Transferability.     No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

13.3             Effect of Termination of Employment or Death.     In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

13.4             Additional Conditions.     Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5             Adjustment.     In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common

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Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock (including but not limited to adjustments of the authorized Plan and award limits set forth in Section 5 and of the manner and ratio by which Incentives other than stock options and SARs are counted under the Plan). In the event of any such adjustments, the exercise price of any option, the Base Price of any SAR and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

13.6            Withholding.

A.             The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B.             Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.7            No Continued Employment.     No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.8            Deferral Permitted.     Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

13.9            Amendments to or Termination of the Plan.     The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A.             materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

B.             amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

C.             materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 13.10.

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13.10         Change of Control.

A.             A “Change of Control” shall mean:

(i)             the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Superior’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a)             any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 13.10A.(iii) hereof) of Common Stock directly from the Company,

(b)             any acquisition of Common Stock by the Company,

(c)             any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(d)             any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 13.10A.(iii) hereof; or

(ii)             individuals who, as of January 1, 2013, constituted the Board of Directors of Superior (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Superior’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii)             consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Superior) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a)             the individuals and entities who were the beneficial owners of Superior’s outstanding Common Stock and Superior’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b)             except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Superior, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c)             at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

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(iv)             approval by the stockholders of Superior of a complete liquidation or dissolution of Superior.

For purposes of this Section 13.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B.             Upon a Change of Control of the type described in clause A.(i) or A.(ii) of this Section 13.10 or immediately prior to any Change of Control of the type described in clause A.(iii) or A.(iv) of this Section 13.10, and if determined by the Committee and so provided in the Incentive Agreement, all outstanding stock options, SARs, and other Incentives in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on outstanding Incentives shall lapse. Further, except as otherwise provided in the Incentive Agreement or any other Plan document governing an Incentive, the target payout opportunities attainable under all outstanding performance-based Incentives shall be deemed to have been fully earned as of the effective date of the Change of Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be pro rata payout to participants within thirty (30) days following the effective date of the Change of Control (or any later date required by pursuant to Section 13.15) based upon the length of time within the performance period that has elapsed prior to the Change of Control. As used in the immediately preceding sentence and subject to Section 13.15, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or other Incentive and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

C.             No later than 30 days after a Change of Control of the type described in subsections A.(i) or A.(ii) of this Section 13.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections A.(iii) or A.(iv) of this Section 13.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

(i)             require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii)             make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii)             provide for mandatory conversion of some or all of the outstanding options, SARs, restricted stock units, or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options, SARs, restricted stock units and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such SARs, restricted stock units or Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; provided, however, that no such mandatory conversion shall occur if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result of such cash payment or issuance of securities, or

SPN 2015 Proxy Statement	A-11

ANNEX A

(iv)             provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive in lieu of the number of shares of Common Stock then covered by Incentive, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

D.             For the purposes of paragraph (iii) of Section 13.10C., the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i)             the per share price to be paid to stockholders of Superior in any such merger, consolidation or other reorganization,

(ii)             the price per share offered to stockholders of Superior in any tender offer or exchange offer whereby a Change of Control takes place,

(iii)             in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv)             in the event that the consideration offered to stockholders of Superior in any transaction described in this Section 13.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

13.11          Definition of Fair Market Value.     Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except so provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

13.12          Recovery Policy.     Each Incentive Agreement shall contain a provision permitting the Company to recover any Incentive granted under the Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the Incentive and the participant is determined to be responsible, in whole or in part, for the restatement, or (ii) the Incentive is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

13.13          No Trust or Fund Created.     Neither the Plan nor any Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company.

13.14          Participants Outside the United States.     Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has

A-12	SPN 2015 Proxy Statement

ANNEX A

employees, consultants or advisors, the Committee, in its sole discretion, shall have the power and authority to (a) determine which persons employed outside the United States are eligible to participate in the Plan; (b) amend or vary the terms and provisions of the Plan and the terms and conditions of any Incentive granted to persons who reside outside the United States; (c) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable; and (d) take any action, before or after an Incentive is granted, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

13.15             Section 409A of the Code.

A.             It is intended that the payments and benefits provided under the Plan and any Incentive shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Incentive Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Incentive is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any participant or other taxpayer as a result of the Plan or any Incentive.

B.             Notwithstanding anything in the Plan or in any Incentive Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Incentive Agreement by reason of the occurrence of a Change of Control, or the participant’s disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Incentive upon a Change of Control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change of Control, disability or separation from service, as applicable.

SPN 2015 Proxy Statement	A-13

SUPERIOR
ENERGY SERVICES
1001 Louisiana Street, Suite 2900
Houston, TX 77002
713-654-2200
www.superiorenergy.com

0                         ¢

SUPERIOR ENERGY SERVICES, INC.

1001 LOUISIANA STREET

HOUSTON, TEXAS 77002

YOUR PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2015.

By signing this proxy card, you revoke all prior proxies and appoint Porter Nolan, with full power of substitution, to represent you and to vote your shares on the matters shown on the reverse side of this proxy card at our annual meeting of stockholders to be held at 9:00 a.m. Central Time on Friday, May 22, 2015, at our headquarters located at 1001 Louisiana Street, Houston, Texas 77002 and any adjournments thereof. To obtain directions to our headquarters, please contact us at (713) 654-2200.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

May 22, 2015

SUBMITTING YOUR PROXY AND VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code at right with your smartphone. Have your proxy card available when you access the web page.

Submit your proxy and voting instructions online until 11:59 p.m. Central Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2015

The accompanying proxy statement and the 2014 annual report are available at https://materials.proxyvote.com/868157

Please detach along perforated line and mail this proxy card in the envelope provided IF you are not submitting your proxy and voting instructions via the Internet. i

■	20833330000000000000 2	052215

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE ☒.

					FOR	AGAINST	ABSTAIN
1. Election of the eight director nominees. NOMINEES:				2. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Harold J. Bouillion O David D. Dunlap O James M. Funk O Terence E. Hall O Peter D. Kinnear O Michael M. McShane O W. Matt Ralls O Justin L. Sullivan		3. Adoption of the Amended and Restated 2013 Stock Incentive Plan. 4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.	☐ ☐	☐ ☐	☐ ☐

IF YOU WISH YOUR SHARES TO BE VOTED ON ALL MATTERS AS OUR BOARD OF DIRECTORS RECOMMENDS, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD. IF YOU WISH YOUR SHARES TO BE VOTED AS YOU SPECIFY ON A MATTER OR ALL MATTERS, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THIS PROXY CARD.

THE PROXIES WILL VOTE YOUR SHARES: (1) AS YOU SPECIFIED, (2) AS OUR BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY COMING BEFORE THE ANNUAL MEETING.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

May 22, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2015

The accompanying proxy statement and the 2014 annual report are available at https://materials.proxyvote.com/868157

Please mark, sign, date,

and return your voting

instruction card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail this voting instruction card in the envelope provided.  i

■	20833330000000000000 2	052215

SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE ☒.

				FOR	AGAINST	ABSTAIN
1. Election of the eight director nominees. NOMINEES:			2. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Harold J. Bouillion O David D. Dunlap O James M. Funk O Terence E. Hall O Peter D. Kinnear O Michael M. McShane O W. Matt Ralls O Justin L. Sullivan	3. Adoption of the Amended and Restated 2013 Stock Incentive Plan. 4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.	☐ ☐	☐ ☐	☐ ☐

IF YOU WISH YOUR SHARES TO BE VOTED ON ALL MATTERS AS SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS, OR IF YOU WISH YOUR SHARES TO BE VOTED AS YOU SPECIFY ON A MATTER OR ALL MATTERS, PLEASE MARK THE APPROPRIATE BOXES ON THIS VOTING INSTRUCTION CARD, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

THE STOCKHOLDER OF RECORD WILL VOTE YOUR SHARES AS YOU SPECIFIED ON THIS VOTING INSTRUCTION CARD; HOWEVER, IF NO VOTING INSTRUCTIONS ARE INDICATED ON THIS VOTING INSTRUCTION CARD, THE STOCKHOLDER OF RECORD CAN ONLY VOTE YOUR SHARES ON PROPOSAL 4 (RATIFICATION OF AUDITORS) WITHOUT YOUR INSTRUCTIONS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Beneficial Owner	Date:	Signature of Beneficial Owner	Date:

■	Note:	Please sign exactly as your name or names appear on this voting instruction card. When shares are owned jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■